 As filed with the Securities and Exchange Commission on June 21, 2006

Registration No. 333-128323

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 10549

AMENDMENT NO. 3 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number 000-26559

CHINA MOBILITY SOLUTIONS, INC.
(Name of Small Business Issuer in its charter)

Florida (State or other jurisdiction of incorporation or organization)	7374 Primary Standard Industrial Classification Code Number	330-751560 (I.R.S. Employer Identification No.)

#900 - 789 West Pender Street
Vancouver, B.C. Canada V6C 1H2
(604) 632-9638
(Address and telephone number of principal executive offices)

#900 - 789 West Pender Street
Vancouver, B.C. Canada V6C 1H2
(604) 632-9638
(Address of principal place of business)

Copies of all communications to agent for service should be sent to:

Elliot H. Lutzker, Esq.
Phillips Nizer LLP
666 Fifth Avenue
New York, NY 10103-0084
Telephone: (212) 977-9700
Facsimile: (212) 262-5152

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, par value, $.001 per share	9,571,486(2)	$0.57(1)	$5,455,747	$642.14
Common stock, par value, $.001 per share	9,571,486(3)	$0.57(1)	$5,455,747	$642.14
Common stock, par value, $.001 per share	9,571,486(4)	$0.57(1)	$5,455,747	$642.14
Common stock, par value, $.001 per share	7,178,572(5)	$0.57(1)	$4,091,786	$481.60
Common stock, par value, $.001 par share	500,000(6)	$0.43(7)	$215,000(7)	$33.54 (8)
Common stock, par value, $.001 par share	200,000(9)	$0.31(10)	$62,000	$6.63
Total	36,593,030		$20,736,027	$2,448.19
(1) Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rule 457(c), based on the last sale price of the Registrant's common stock of $0.57 on September 9, 2005 on the Over-the-Counter Bulletin Board (“OTCBB”).
(2) Represents shares of common stock underlying the Debentures (“Debenture Shares”).
(3) Represents shares of common stock underlying the Class A Warrants (“Warrant Shares”).
(4) Represents shares of common stock underlying the Class B Warrants (“Warrant Shares”).
(5) Represents shares of common stock underlying the placement agent warrants (“Agent Warrant Shares”).
(6) Represents shares of common stock issued upon exercise of Options issued to Yim Sheung Wai (“Option Shares”).
(7) Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rule 457(c), based on the last sale price of the Registrant's common stock of $0.43 on May 2, 2005 on the OTCBB in connection with the filing of the Registration Statement on Form S-8, SEC File #333-124654, on May 5, 2005.
(8) $2,408.02 of this fee was paid with the initial filing of this Registration Statement on September 14, 2005; $33.54 associated with the Option Shares was paid with the initial filing of the Registration Statement on Form S-8, SEC File #333-124654, on May 5, 2005 and the remaining $205.00 was paid with the filing of this Amendment No. 2 to the Registration Statement on May 8, 2006.
(9) Represents shares of common stock underlying warrants issued to Crystal Research Associates, LLC (the “Crystal Warrant Shares”).
(10) Based on the last sale price of the Registrant’s common stock of $0.31 on May 2, 2006 on the OTCBB.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION - DATED June 21, 2006

CHINA MOBILITY SOLUTIONS, INC.

36,593,030 Shares of Common Stock

This prospectus relates to the resale of 28,714,458 shares of our common stock which were previously sold by Meyers Associates, L.P., the placement agent (“Placement Agent” or “Meyers”), on a “best efforts, all or none basis” (the “Offering”) on behalf of China Mobility Solutions, Inc. to accredited investors and institutional investors in a private equity offering, together with 7,178,572 shares of our common stock issuable to Meyers under placement agent warrants and an additional 500,000 shares issued to Yim Sheung Wai upon exercise of an option and 200,000 warrant shares issuable to Crystal Research Associates LLC. The shares may be offered in transactions conducted on the Over-The-Counter Bulletin Board ("OTCBB") maintained by the NASD, in privately negotiated transactions or through a combination of such methods. The shares may be sold at prices relating to the prevailing market prices, at privately negotiated prices or at other prices, which may change from time to time and from offer to offer. The distribution of the shares by the selling shareholders is not subject to any underwriting or other agreement.

Our common stock is currently traded on the OTCBB, under the symbol "CHMS.OB." On June 20, 2006, the closing price of our common stock, as reported by the OTCBB, was $0.21  per share.

The shares being offered pursuant to this prospectus involve a high degree of risk. Persons should not invest unless they can afford to lose their entire investment. You should carefully read and consider the "Risk Factors" commencing on page 9 for information that should be considered in determining whether to purchase any of the shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June __, 2006

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

Government filings. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we file annual, quarterly and special reports, proxy statements and other documents with the SEC. These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of such material by mail from the public reference facilities of the SEC's Washington, D.C. offices, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on their public reference facilities. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

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INTRODUCTORY COMMENTS
Use of Names

Throughout this prospectus, the terms "we," "us," "our" and "our company" refer to China Mobility Solutions, Inc. (or "China Mobility” or “CHMS").

Forward-Looking Statements

Statements contained in this prospectus include “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual financial or operating results, performances or achievements expressed or implied by the forward-looking statements not to occur or be realized. Forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “project,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “potential,” “opportunity” or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions.

Potential risks and uncertainties include, among other things, such factors as:

•	our business strategies and future plans of operations,
•	general economic conditions in the People’s Republic of China (“China”) and elsewhere, as well as the economic conditions affecting the industries in which we operate,
•	the market acceptance and amount of sales of our products and services,
•	our historical losses,
•	the competitive environment within the industries in which we compete,
•	our ability to raise additional capital, currently needed for expansion,
•	the other factors and information discussed in other sections of this prospectus and in the documents incorporated by reference in this prospectus.

Persons reading this prospectus should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise subject to applicable law.

SUMMARY

Our Company

China Mobility Solutions, Inc. (“CHMS” or the “Company”) is one of the first companies to focus on providing mobile solutions to many diverse businesses throughout China. Through its subsidiary Quicknet Beijing Technology Development Corp. (“Quicknet”), a short message service (“SMS”) provider in Beijing, China, the Company is presently focused on its mobile marketing solutions for enterprises. Quicknet is one of the first companies to focus on mobile solutions for businesses in China. Quicknet's strategy of targeting corporate users is aimed at achieving a higher percentage of recurring revenue and better margins. The Company initially acquired (controlled) 51% of Quicknet in June 2004 and, indirectly though an affiliate, exercised its option to acquire the remaining 49% of the company by September 31, 2005. See the “Business” section of this prospectus for further information.

CHMS launched its mobile marketing services in July 2003 and became cash flow positive by the end of 2003. However, in accordance with U.S. generally accepted accounting principles (GAAP), all revenue needs to be deferred over a 12 month period. Therefore, the Company had revenues of $1,871,960 from mobile marketing services in 2004 which increased to $4,703,348 in 2005. The Company’s operating loss increased from $242,216 in 2004 to $7,979,186 in 2005, primarily as a result of the inclusion of the “Fair Value of Warrants Issued” in our August 2005 offering, as well as increases in advertisement, general expenses and salaries due to the increased sales scale. Investors should read the Company’s financial statements, especially the accompanying notes thereto.

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On January 6, 2003, the Company announced the acquisition of Windsor Education Academy Inc. (“Windsor”), a Richmond, British Columbia based school specializing in the education and training field providing English as a Second Language courses  (“ESL”) in British Columbia. The Company’s contract with the government to provide ESL ended on March 31, 2005.

CHMS has an accumulated customer base of 30,000 clients, and has access to a database of about 500,000 corporate enterprises. This knowledge was gained from its previous Chinese domain name registration and web hosting business.

There more than 400 million cellular phone customers in China, which surpasses the United States with about 195 million cellular phone customers according to the China Ministry of Information Industry (“MII”) and the Cellular Telecommunications & Internet Association. Currently, there are about 1 billion SMS sent per day in China, which accounts for about one-third of the world traffic, according to Anbound Information Corporation. However, with the penetration rate just above 26%, according to the MII, there is still considerable room for growth in the Chinese mobile market. Pacific Growth Equities of San Francisco foresees 500 million mobile phone users in China by 2007.

CHMS’s first application, mobile marketing, is the use of the mobile medium as a communications and entertainment channel between a brand and an end-user. Mobile marketing can be used in a wide variety of ways, such as for customer retention, to raise brand awareness and for advertising purposes. Businesses that purchase this service will send out messages through the Company’s platform, which has been connected by Chinese mobile carriers to the targeted customers. All types of mobile phones may be used for this service.

CHMS has a strong management team and a successful management record with the previous development of a profitable internet service company with over 200 employees and 19 offices across the world.

The Company will use four outlets to approach the market for its business solutions:

•
Agencies - We have primarily made sales for our mobile marketing services via advertising agencies. We have made approximately 91% of such sales from advertising agencies. These agencies are paid sales commissions of between 15% and 20% under contracts with the Company.

•
Mobile Carriers - In the future, we intend to co-market mobile carriers’ mobile solutions to enterprises and use mobile carriers’ extensive connections and influence to lead to potentially more clients.

•
In-House Sales Staff - The Company has a database of 500,000 enterprises through its previous Internet services. Through direct mail, advertising, telephone calling and SMS, the in-house sales staff of approximately 23 people will contact many of these companies.

•
Sales Support Offices - The Company plans to set up small sales support offices across China to enhance local presence, provide customer support and show responsiveness. Currently, we have offices in Beijing, Shanghai and Shenzhen.

As discussed under the “Business,” section of the prospectus, the Company will need to raise a significant amount of additional funds to implement its strategy of promoting its mobile solutions to businesses throughout China; establishing sales support offices in key urban centers in China; developing new solutions that are being demanded by enterprises; and acquiring other mobile companies that will deliver synergistic benefits. The Company does not have any binding commitments for such additional capital as of the date of this prospectus and no assurances can be given that it will be able to raise any additional capital.

The Company was formed in Florida under the name Placer Technologies, Inc. on September 6, 1996. On June 11, 1997, the Company purchased a 100% interest in Infornet Investment Corp., a British Columbia corporation, which is the subsidiary that manages daily operations of the Company in China. On June 23, 2004, the Company consummated the acquisition of a 49% interest in Beijing Quicknet Technology Development Corp., a company organized under the laws of the Peoples’ Republic of China (“Quicknet”), pursuant to a share purchase agreement. The Company issued 6,120,000 shares of its common stock as payment. On September 30, 2005, the Company indirectly, through an affiliate, acquired control of the remaining outstanding shares of common stock of Quicknet, and paid US$2,000,000 on September 30, 2005 and an additional US$2,000,000 on or around December 31, 2005. The Company changed its name to China Mobility Solutions, Inc. in June 2004.

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The Offering

The Offering of 134 units (“Units”) was for $2 million on a “best efforts - all or none basis” with an over-subscription of $1,350,000, all $3,350,000 of which was sold. Each Unit was sold for $25,000, consisting of $25,000 principal amount of senior convertible debentures (the “Debentures”), and Class A Warrants and Class B Warrants, to purchase shares of common stock, $0.001 par value (the “Common Stock”) of the Company. Each of the Debentures was initially convertible at $.35 per share (however, as discussed below, the conversion was reduced to $.30 per share in April 2006, for 83,333 shares of Common Stock, as adjusted); matures on August 15, 2006; and accrues interest at a rate of not less than 6% per annum equal to the sum of 2% per annum plus the one-month London Inter-Bank Offer Rate (LIBOR). The Debentures are subject to redemption at 125% of the principal amount plus accrued interest commencing six months after the effective date (the “Effective Date”) of this registration statement. Each Unit also includes: (i) Class A Warrants exercisable at $.38 per share, as adjusted, to purchase 83,333 shares of Common Stock for two years from the Effective Date, but no later than February 15, 2008; and (ii) Class B Warrants exercisable at $.45 per share, as adjusted, to purchase 83,333 shares of Common Stock for three years from the Effective Date, but no later than February 15, 2009. The Class A and Class B Warrants are subject to redemption by the Company at any time commencing six months and twelve months, respectively, from the Effective Date, provided the average closing bid price of the Common Stock equals or exceeds 175% of the respective exercise prices for 20 consecutive trading days. For additional information, see “Description of Securities” and “Plan of Distribution” elsewhere in this prospectus.

On January 18, 2006, we received a letter (the “Default Notice”) from the attorney for Southridge Partners, LP, (the “Lender”) the holder of $500,000 principal amount of the Company’s Debentures stating that the company was in default of certain transaction agreements (the “Transaction Agreements”) issued in connection with the Debenture by virtue of the Company’s issuance of registered shares of stock to employees and consultants under a Form S-8 registration statement and the filing of the Form S-8 prior to the date of effectiveness (the “Effective Date”) of this Registration Statement.

The Company denied that it was in default of the Transaction Agreements; however, in order to avoid costly litigation, the parties entered into a waiver/settlement agreement as of May 4, 2006 (the “Waiver/Settlement Agreement”). Although the Waiver/Settlement Agreement was with only Southridge, the Company did not want to favor one debenture letter over all others and wanted to avoid subsequent claims from other holders. Therefore, the terms of the settlement applied to all Debenture holders.

In accordance with the terms of the Waiver/Settlement Agreement, the initial conversion price of the Debentures was reduced from $.35 per share to $.30 per share, the Class A Warrant exercise price was reduced from $.44 to $.38 per share and the Class B Warrant exercise price was reduced from $.52 to $.45 per share. In addition, the number of shares of the Company’s common stock exercisable upon conversion of each $25,000 principal amount of Debenture and upon exercise of the Class A and Class B Warrants included in each Unit was increased from 71,429 shares to 83,333 shares for each of the Debentures, Class A Warrants and Class B Warrants, or an aggregate of 250,000 shares per unit. Notwithstanding the adjustments described above, only the initial 214,287 shares of Common Stock issuable underlying each Unit are registered on this Registration Statement.

The Lender waived this S-8 Default set forth in the Default Notice and the Company agreed not to file any additional S-8 Registration Statement prior to 45 days after the Effective Date.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed audited and unaudited financial statements of China Mobility appearing elsewhere in this prospectus. This information should be read in conjunction with such financial statements, including the notes to such financial statements.

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Statement of Operations Data:
					Year Ended
	March 31,				December 31,
	2006	2005	2005	2004	2003	2002	2001

Revenue	1,459,944	1,127,207	$4,902,628	$2,170,766	$280,723	$0	$0
Cost of revenue	296,465	233,984	1,427,291	473,235	134,340	0	0
Operating expenses	1,245,636	725,161	11,454,523	1,939,747	337,093	191,269	298,525
Interest income	24,558	17,242	84,932	82,602	15,066	1,272	43,281
Other income (expenses)	-	1,984	20	10,272	(58,398)	(463,747)	0
Income (Loss) before minority interest and discontinued operations	(57,599)	(187,288)	(9,024,984)	(230,615)	(234,042)	(653,744)	(255,244)
Provision for minority interest	-	(126,547)	(138,469)	(28,157)	26,046	0	0
Gain (loss) from discontinued operations	-	-	(9,163,453)	(258.772)	(106,281)	(254,035)	(1,255,659)
Net Income (loss)	(57,599)	(60,741)	($9,163,453)	$3,018,672	($314,277)	($907,779)	($1,510,903)
Net gain (loss) per basic and diluted shares	$(0.00)	$0.00	($0.52)	$0.20	($0.02)	($0.04)	($0.07)
Weighted average number of common shares outstanding	20,011,792	16,024,670	17,633,162	14,856,834	13,786,670	24,757,270	21,360,010

Balance Sheet Data:
	March 31,			December 31,
	2006	2005	2004	2003	2002	2001

Current assets	$5,907,256	$6,412,893	$5,466,574	$5,869,782	$3,460,530	$3,549,864
Total assets	10,716,115	11,222,363	6,447,030	6,320,612	3,918,160	3,753,612
Current liabilities	6,313,621	6,765,295	2,452,522	5,870,451	3,176,765	3,104,368
Minority interest	0	0	32,791	38,147	0	0
Total liabilities and minority interest	6,313,621	6,765,295	2,485,313	5,908,598	3,176,765	3,104,368
Stockholders' equity	4,402,494	4,457,068	3,961,717	412,014	741,395	649,244

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WHERE YOU CAN FIND MORE INFORMATION

Our Common Stock is traded on the OTCBB under the symbol CHMS.OB. Material filed by us can also be inspected and copied at the offices of the NASD, located at 9509 Key West Avenue, Rockville, MD 20850-3329.

We will distribute annual reports to our stockholders, including financial statements examined and reported on by independent certified public accountants. We also will provide you without charge, upon your request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement we filed with the SEC registering for resale the shares of our common stock being offered pursuant to this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Angela Du, the Company’s Chief Executive Officer at China Mobility Solutions, Inc., #900 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2, telephone: (604) 632-9638; URL: www.chinamobilitysolutions.com.

We have filed a registration statement on Form SB-2 with the SEC registering under the Securities Act the common stock that may be distributed under this prospectus. This prospectus, which is a part of such registration statement, does not include all the information contained in the registration statement and its exhibits. For further information regarding us and our common stock, you should consult the registration statement and its exhibits.

Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the documents filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

STATE SUITABILITY STANDARDS

Notice to California Residents:

Sales in the state of California are limited to investors with a combined annual income of $65,000 and a net worth of $250,000 or a minimum net worth of $500,000, exclusive of homes, furnishings and automobiles or accredited investors as such term is defined in Rule 501 of Regulation D of the Securities Act.

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RISK FACTORS

The securities offered hereby are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors relating to the business of the Company and this Offering prior to making any investment. These risk factors are summary in nature and are not intended to be exhaustive or set forth all the possible risks and uncertainties that may be associated with purchasing or owning this investment. You are strongly urged to consult with professional financial advisors, accountants, and lawyers in evaluating this investment and making an independent and informed decision about whether or not to invest your money in this Offering.

Risks Relating to Our Operations

Need for additional financing.
Unless a substantial portion of the Debentures from the Offering are converted into Common Stock, we will need additional funds to repay such Debentures and fully implement our business plan. Management can give no assurance that any funds so obtained will be sufficient to fully implement the business plan, or that a full implementation of such business plan will result in the Company’s profitability. If additional funds are raised though the issuance of equity or debt securities, such additional securities may have powers, designations, preferences or rights senior to our currently outstanding securities and, in the case of additional equity securities, the ownership of our existing shareholders will be diluted. No assurances can be given that we will be able to raise any additional financing. Any inability to obtain required financing on sufficiently favorable terms could have a material adverse effect on our business, results of operations and financial condition.

We had substantial prior operating losses and are implementing a new business plan.

The Company had substantial operating losses in 2004 and 2005 and is using the proceeds of the Offering to implement the Company’s business plan. The business plan calls for the Company to act as a link between China’s major mobile carriers, China Unicom and China Mobile, to provide mobile solutions for corporate customers so that clients do not have to develop the technology themselves. The business plan also calls for the Company to offer business solutions in Office Automation Solutions, Mobile Banking, Mobile Tax Services and Services for the Police. The Company cannot project with certainty, nor does it make any representations regarding, the amount of revenue that it will be able to generate from this business plan. There is no guarantee that any of these new products will bring profit to the Company. We might spend substantial resources on new technology and products without generating any profit.

The Company’s proposed operations are subject to all of the risks inherent in the expansion of an early-stage business enterprise, including higher-than-expected expenses and uncertain revenues. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the expansion of an early-stage business.

If we fail to establish our mobile solutions brand on a national basis we may not be able to increase our revenues sufficiently to become profitable.

We must promote and strengthen our brand of mobile solutions to businesses throughout China particularly because of the highly competitive nature of our business. If we fail to establish a nationwide brand for our services, we will be at a competitive disadvantage and may lose the opportunity to obtain, and thereafter maintain, a sufficient number of customers. The development of a nationwide network will depend largely on the success of our marketing efforts and our ability to provide consistent, high quality customer experiences. We cannot be certain that our promotional activities will be successful, or will result in increased revenues. If increased revenues are achieved, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in establishing a nationwide network.

We have a limited operating history and consequently face significant risks and uncertainties.

We initiated our current business strategy in 2003. As a result of our limited operating history, our recent growth and our reporting responsibilities as a public company, we may need to expand operational, financial and administrative systems and control procedures to enable us to further train and manage our employees and coordinate the efforts of our accounting, finance, marketing, and operations departments.

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We lack business diversification.

As a result of the Company’s discontinuance of its domain name registration, web hosting and web design services and the limited nature of our education and training business, the Company’s prospects for success are dependent upon the future performance of a single business -- mobile marketing. If our future operations are unprofitable, we will be forced to develop another line of business and finance our future operations through the sale of assets or the sale of equity or debt securities in order to raise additional capital, none of which may be feasible when needed. Unless we are able to raise more money than we did in the Offering, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. This will adversely offset our ability to compete against entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry.

Lack of resources to expand Canadian operations.

The Company purchased its Canadian subsidiary in 1997 and has had limited growth, to date. Without additional financing, we would be unable to continue the business goal of maintaining and expanding our business in Canada. The Company could not renew its contract because the Canadian government has tightened its budget on English training for new immigrants. This led to reduced government funding for Windsor and this will have negative effects on its revenue. There is no assurance that Windsor will receive government funding in the coming years. The Company will continue to look for further companies in the Canadian market area with the goal of introducing foreign accredited programs into the China market.

The Debentures issued in the Offering were unsecured and we will need to seek additional capital to continue our operations and repay the Debentures.

The Debentures issued in the Offering were unsecured obligations of the Company. Further, as a company with a new and untested business plan, we may generate significant financial losses. If we have to repay a substantial amount of the Debentures, our cash resources are not currently adequate to fund our intended future operations and there can be no assurance that we will ever have such resources.

While we have the cash on hand to repay the debenture holders, such repayment would require us to seek additional capital, including through the issuance of debt or equity, or through other financing. If we borrow funds, we likely will be obligated to make periodic interest or other debt service payments, and the terms of this debt may impose burdensome restrictions on our ability to operate our business. If we seek financing through the sale of equity securities, our current stockholders may suffer dilution in their percentage ownership of Common Stock. Additionally, we are not certain as to our ability to raise additional capital in the future or under what terms capital would be available. If we are unable to raise capital when needed, our business will be negatively affected and we may not be able to repay the Debentures in accordance with their terms or at all. In such event, the holders of the Debentures will have no recourse other than as a general unsecured creditor of the Company.

Seasonal fluctuations in our operations.

It is a fairly common practice in China for companies to shut down their operations or operate with nominal operations during the Chinese New Year holiday. This period of time generally lasts for approximately three weeks. Therefore, quarterly comparisons are difficult for the March 31 fiscal quarter when the Company will have only two full months for generating revenue in that fiscal quarter.

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Risks Related to Conducting Business in China

China’s governmental and regulatory reforms may impact our ability to do business in China.

Since 1978, the Chinese government has been in a state of evolution and reform. The reforms have resulted in and are expected to continue to result in significant economic and social development in China. Many of the reforms are unprecedented or experimental and may be subject to change or readjustment due to a variety of political, economic and social factors. Multiple governmental bodies are involved in regulating and administrating affairs in the telecommunications industry, among which the MII, the National Development and Reform Commission (“NDRC”) and the State Asset Supervisory Administrative Commission (“SASAC”) play the leading roles. These government agencies have broad discretion and authority over all aspects of the telecommunications and information technology industry in China, including but not limited to, setting the telecommunications tariff structure, granting carrier licenses and frequencies, approving equipment and products, granting product licenses, specifying technological standards as well as appointing carrier executives, all of which may impact our ability to do business in China.

While we anticipate that the basic principles underlying the reforms should remain unchanged, any of the following changes in China’s political and economic conditions and governmental policies could have a substantial impact on our business:

•	the promulgation of new laws and regulations and the interpretation of those laws and regulations;

•	inconsistent enforcement and application of the telecommunications industry’s rules and regulations by the Chinese government between foreign and domestic companies;

•	the restructuring of telecommunications carriers in China;

•	the introduction of measures to control inflation or stimulate growth;

•	the introduction of new guidelines for tariffs and service rates, which affect our ability to competitively price our products and services;

•	changes in the rate or method of taxation;

•	the imposition of additional restrictions on currency conversion and remittances abroad; or

•	any actions that limit our ability to develop, manufacture, import or sell our products in China, or to finance and operate our business in China.

For example, on November 1, 2004, as a continuation of the restructuring of telecom carriers relating to the initial public offering of China Netcom in 2004, SASAC decided to swap the senior executives of China Mobile, China Unicom, China Telecom and China Netcom in an effort to ease competition among carriers. We are not certain whether there may be additional government interference, including government imposed mergers or spin-offs of the existing carriers.

In addition to modifying the existing telecommunications regulatory framework, the Chinese government is currently preparing a draft of a standard, national telecommunications law (the “Telecommunications Law”) to provide a uniform regulatory framework for the telecommunications industry. We do not yet know the final nature or scope of the regulations that would be created if the Telecommunications Law is passed. Accordingly, we cannot predict whether it will have a positive or negative effect on us or on some or all aspects of our business.

Under China’s current regulatory structure, the communications services that we offer in China must meet government and industry standards. In addition, a value added service provider license must be obtained. Without a license, we cannot provide our current mobile solution services in China. Moreover, we must ensure that the quality and content of our services will comply with related rules and regulations. Although we already have this license, it requires an annual renewal from the applicable governmental body.

MII and/or other related authorizations might perform spot checks to track and supervise the quality and content of our services. Any determination that our services fail to comply with applicable rules and regulations could result in a revocation of our license, which would have a material adverse effect on our business.

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China’s changing economic environment may impact our ability to do business in China.

Since 1978, the Chinese government has been reforming the economic system in China to increase the emphasis placed on decentralization and the utilization of market forces in the development of China’s economy. These reforms have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised by the Chinese government, at their discretion. While we may be able to benefit from the effects of some of these policies, these policies and other measures taken by the Chinese government to regulate the economy could also have a significant negative impact on economic conditions in China, which would result in a negative impact on our business.

China’s economic environment has been changing as a result of China’s entry, in December of 2001, into the World Trade Organization (the “WTO”). Entry into the WTO required that China reduce tariffs and eliminate non-tariff barriers, including quotas, licenses and other restrictions by early 2005, and we cannot predict the impact of these changes on China’s economy. Moreover, although China’s entry into the WTO and the related relaxation of trade restrictions may lead to increased foreign investment, it may also lead to increased competition in China’s markets from other foreign companies. If China’s entry into the WTO results in increased competition or has a negative impact on China’s economy, our business could suffer. In addition, although China is increasingly according foreign companies and foreign investment enterprises established in China the same rights and privileges as Chinese domestic companies as a result of its admission into the WTO, special laws, administrative rules and regulations governing foreign companies and foreign investment enterprises in China may still place foreign companies at a disadvantage in relation to Chinese domestic companies and may adversely affect our competitive position.

Uncertainties with respect to the Chinese legal system may adversely affect us.

We conduct our business in China primarily through our subsidiary incorporated in China. Our subsidiary is generally subject to laws and regulations applicable to foreign investment in China. Accordingly, our business will be affected by China’s developing legal system. Since 1978, many new laws and regulations covering general economic matters have been promulgated in China, and government policies and internal rules promulgated by governmental agencies may not be published in time, or at all. As a result, we may operate our business in violation of new rules and policies without having any knowledge of their existence. In addition, there are uncertainties regarding the interpretation and enforcement of laws, rules and policies in China. The Chinese legal system is based on written statutes and prior court decisions that have limited precedential value. Because many laws and regulations are relatively new and the Chinese legal system is still evolving, the interpretations of many laws, regulations and rules are not always uniform. Moreover, the relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation, and the interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Finally, enforcement of existing laws or contracts based on existing law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. Any litigation in China may be protracted and result in substantial costs and diversion of resources and management’s attention.

We are subject to risks relating to currency rate fluctuations and exchange controls.

Because most of our sales are made in China and denominated in Renminbi (“RMB”), as such, the impact of currency fluctuations of RMB thus far has been insignificant as it is fixed to the U.S. dollar. However, in the future, China could choose to revalue the RMB versus the U.S. dollar, or the RMB-U.S. dollar exchange rate could float, and the RMB could depreciate or appreciate relative to the U.S. dollar. In such event, currency rate fluctuations could adversely affect our sales, cost of revenues and profit margins, as well as our net income, and subject us to volatility in our financial reporting. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions to reduce our exposure to foreign currency exchange risk.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Because substantially all of our revenues are denominated in RMB, any restrictions on currency exchange may limit our ability to use revenues generated in RMB to fund any business activities we may have outside China or to make dividend payments in U.S. dollars. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules, RMB are freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside China unless the prior approval of the State Administration of Foreign Exchange is obtained. Although China’s government regulations now allow greater convertibility of RMB for current account transactions, significant restrictions still remain. For example, foreign exchange transactions, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange for capital expenditures. We cannot be certain that China’s regulatory authorities will not impose more stringent restrictions on the convertibility of RMB, especially with respect to foreign exchange transactions.

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Our business benefits from certain tax incentives, and changes to these tax incentives could adversely affect our operating results.

The Chinese government has provided various tax incentives to domestic high technology companies, including our Chinese subsidiaries, in order to encourage the development of technology companies. There have been various tax reform proposals in China, and if any of these incentives are reduced or eliminated by government authorities in the future, the effective tax rates of our subsidiaries in China and our effective tax rates on a consolidated basis could increase significantly. Any such change could adversely affect our operating results.

Recent Chinese regulations relating to acquisitions of Chinese companies by foreign entities may limit our ability to acquire such companies and adversely affect our business and prospects.

China’s State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by Chinese residents intends to acquire a Chinese company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the Chinese residents of a Chinese company’s assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a Chinese company by an offshore company controlled by Chinese residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the Chinese residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in a restriction on the Chinese company’s ability to distribute profits to its offshore parent company. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices. We have requested our relevant shareholders to complete the SAFE registration procedures as soon as practicable.

As it is uncertain how the SAFE notices will be interpreted or implemented, we cannot predict how they will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operation and financial condition. In addition, if we decide to acquire a Chinese company, we cannot assure you that we or the owners of such company, as the case may be, will be able to complete the necessary approval, filings and registrations for the acquisition. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations, financial condition and results of operations.

In the first half of 2003, China and certain other countries experienced an outbreak of a new and highly contagious form of atypical pneumonia known as SARS. The SARS outbreak damaged the economy of China as a whole. On July 5, 2003, the World Health Organization declared that SARS had been contained. Any recurrence of SARS or other adverse public health developments in China may have an adverse effect on our business operations, financial condition and results of operations. For instance, health or other government regulations may require temporary closure of our offices, which will severely disrupt our business operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Securities Risks

Our executive officers may have the ability to control almost all matters of the Company.

As of March 27, 2006, our President and Secretary and their affiliates, beneficially own approximately 16% of the issued and outstanding shares of Common Stock of the Company. Therefore, management has significant influence over the election of the Company’s directors and to control the outcome of other issues submitted to stockholders. This includes their ability to amend the Articles of Incorporation, approve a merger or consolidation of the Company with another company or approve the sale of all or substantially all of the assets of the Company without the agreement of the shareholders.

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Authorized share capital as an anti-takeover device.

At the Company’s last shareholders’ meeting, management obtained approval to increase the number of authorized shares of Common Stock from 50 million to 500 million shares. The reason for the increase was that management did not believe it had sufficient shares for future growth, including potential acquisitions. However, the Board of Directors has the authority to issue such shares without further shareholder approval. This may have the effect of delaying or preventing a change of control without further action by shareholders. In addition, as the increase in the Company’s authorized capital will enable the Company to issue a significant number of additional shares of Common Stock, the interests of the investors in the Offering may be subject to a significant level of dilution in the future.

Restrictions on transferability will prevent investors in the Offering from selling securities.

The Offering of the Units was made pursuant to Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, solely to Accredited Investors and Qualified Institutional Buyers. This Registration Statement on Form SB-2 was filed on September 14, 2005 with respect to the Units and underlying securities, but such Registration Statement has not yet been declared effective and thus the Units and underlying securities cannot be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of without registration under the Securities Act and such state laws, unless in the opinion of counsel satisfactory to the Company, any such sale, transfer, assignment, pledge or hypothecation will not violate the registration requirements under the Securities Act or state securities laws. As a result, an investor must bear the economic risk of an investment in the Company for an indefinite period of time.

The conversion of debentures and exercise of the warrants from the Offering and/or exercise of outstanding options may have a dilutive effect on the price of our Common Stock.

The purchasers in the August 2005 Offering have the right to convert their Debentures into an aggregate of 11,166,667 shares of Common Stock as adjusted, and exercise their Warrants for an aggregate of 22,333,334 shares of Common Stock, as adjusted. The conversion or exercise of these securities will cause dilution to our shareholders and the sale of the underlying Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Further, to the extent that outstanding stock options and warrants are exercised, dilution to our shareholders will occur. As of April 30, 2006, the Company had an aggregate of 660,000 options and no warrants outstanding, exclusive of those issued in the Offering. Pursuant to a Settlement Agreement entered into as of May 4, 2006, the Company agreed that it will not file a new S-8 Registration Statement prior to 45 days from the effective date of this prospectus. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

If we do not keep a registration statement current, your ability to sell the Debenture Shares and Warrant Shares will be limited.

We must keep a registration statement such as the one of which this prospectus is a part effective with the SEC in order for you to receive registered stock upon the exercise of your warrants as well as to freely sell the Debenture Shares and Warrant Shares. We may not be able to maintain a registration statement in effect throughout the period during which the debentures remain convertible and the warrants remain exercisable. Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective.

Since the Debentures may be prepaid and the Warrants may be redeemed by the Company, investors may not receive all the anticipated benefits from purchasing Units. Further, the conversion of the Debentures or exercise of Warrants in response to a prepayment or redemption notice could cause dilution.

The Company, at its option, may prepay the Debentures upon not less than 30 days nor more than 60 days prior written notice to the Debenture holders at a prepayment price equal to the principal amount of the Debentures, together with accrued and unpaid interest through the date of prepayment. In addition, in the event that the closing bid price of our Common Stock is at least 175% of the respective exercise prices of the Warrants or more for the twenty (20) consecutive trading days prior to the date of the notice of redemption, the Company may also redeem the Warrants at a redemption price of $0.001 per Warrant commencing 6 months and 12 months from the Effective Date of this Registration Statement with respect to the Class A Warrants and Class B Warrants, respectively. Holders will be entitled to convert their Debentures or exercise their Warrants during the period from the date of the notice of prepayment or redemption until the business day immediately prior to the prepayment or redemption date. If a holder does not convert its Debentures or exercise the Warrants during that time period, the applicable security will be prepaid or redeemed by the Company. Commencing on the date of prepayment or redemption, the Debentures or Warrants that were not converted or exercised will only represent the right to receive the Prepayment Price or Redemption Price, as may be applicable.

In addition, if the Debentures are converted or the Warrants are exercised in response to a prepayment or redemption notice, then dilution could occur from the widespread conversion or exercise of the Debentures or Warrants. Further, this may cause significant downward pressure on the price of our Common Stock as holders that elect to convert or exercise their securities may be able to resell the shares of Common Stock issuable upon conversion or exercise of the Debentures or Warrants in the open market.

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Difficulty of trading and obtaining quotations for Common Stock.

Our Common Stock is currently quoted on the OTCBB under the symbol “CHMS.OB.” Our Common Stock is not actively traded, and the bid and asked prices for our Common Stock have fluctuated significantly. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the Common Stock, and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital.

Penny Stock Regulation.

Our Common Stock is subject to Rule 15g-9 under the Exchange Act. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors.” For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule could affect the ability of broker-dealers to sell our securities and could affect the ability of purchasers to sell any of our securities in the secondary market.

Risk Factors Affecting the Company's Business Operations.

The Company could be subject to fines, and possible exclusion from participation in providing mobile solutions to corporations in China if it fails to comply with the laws and regulations applicable to its business or if those laws and regulations change.

The Company is subject to regulations such as compliance and record-keeping requirements under the Ministry of Information Industry (MII) in China. Through its subsidiary the Company has a value added service provider license from MII. If the Company is deemed to have violated these laws and regulations, the Company could be subject to fines and/or exclusion from participation in providing mobile solution services. Changes in the telecommunications law, new interpretations of existing laws and regulations may have a dramatic effect on the Company’s business and results of operations.

Continued pressure could reduce the Company's margins and limit the Company’s ability to maintain or increase its market share.

Certain competitors of the Company may have or may obtain significantly greater financial and marketing resources than the Company. As a result, the Company could encounter increased competition in the future that may increase pricing pressure and limit its ability to maintain or increase its market share. There is a great deal of competition in the Company’s business, especially to develop alliances with the two major mobile carriers, China Unicom and China Mobile. Mobile marketing is quickly growing in popularity. In Asia, eMarketer reports that 39% of mobile phone users have received SMS messages from advertisers and this figure points to a strong and growing trend among advertisers to embrace mobile marketing. Major competitors who currently are focusing on individual markets may spend more resources in the business section in the future. Since they have more financial support and broader influence in this market, the Company might be forced to decrease prices, give out more discounts and increase its costs to retain key employees. This would decrease the Company’s profit margin.

If we lost the services of Xiao-qing (Angela) Du, the Company’s CEO, or Ernest Cheung, the Company’s Secretary, we might not be able to execute our current business in accordance with our current plans.

Our future success depends significantly on the skills, experience and efforts of its chief executive officer, Xiao-qing Du, and its Secretary and Director, Ernest Cheung, and other key personnel. These individuals would be difficult to replace. Ms. Du and Mr. Cheung have developed, and are engaged in carrying out, the Company’s strategic business plan, a copy of which is attached as an exhibit to a Form 8-K filed with the SEC on June 30, 2005. The loss of the services of Ms. Du or Mr. Cheung could seriously harm the Company’s ability to implement its strategy. A failure to implement the Company’s business strategy could result in the cessation of the Company’s operations which would have a material adverse effect on our Company and on your investment. Ms. Du and Mr. Cheung have employment contracts that are renewable every year. Under British Columbia law, the Company will be responsible for severance pay for early termination based on the number of years of employment with the Company. There is no key person life insurance.

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If the Company is unable to adequately protect or enforce its rights to its intellectual property, we may lose valuable rights, experience reduced market share, if any, or incur costly litigation to protect such rights.

The Company generally requires its employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements with it. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with the Company is to be kept confidential and not disclosed to third parties except in specific circumstances. These agreements may be breached, and in some instances, the Company may not have an appropriate remedy available for breach of the agreements. Furthermore, the Company’s competitors may independently develop substantial equivalent proprietary information and techniques, reverse engineer information and techniques, or otherwise gain access to the Company’s proprietary technology. In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as U.S. law. The Company may be unable to meaningfully protect its rights in trade secrets, technical know-how and other non-patented technology.

The Company does not have any patents. If the Company employees develop technology while employed by the Company, the Company has the title and full right of this technology. Employees cannot disclose such technology to a third party. However, this technology is usually not patentable because other competitors may develop it as well. The first company to develop such technology has a better chance to gain market share.

The Company may have to resort to litigation to protect its rights for certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending the Company’s rights is expensive and may distract management from its development of the business if not properly managed. Such efforts may not prove successful. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part, and this could diminish or extinguish protection for any technology the Company may license. Any failure to enforce or protect the Company’s rights could cause it to lose the ability to exclude others from using its technology to develop or sell competing products.

The Company may be sued by third parties who claim that the Company’s product infringes on their intellectual property rights. Defending an infringement lawsuit is costly and the Company may not have adequate resources to defend against it. Any settlement or judgment against us could harm our future prospects.

The Company may be exposed to future litigation by third parties based on claims that its technology, product or activity infringes on the intellectual property rights of others or that the Company has misappropriated the trade secrets of others. This risk is compounded by the fact that the validity and breadth of claims covered in technology patents in general and the breadth and scope of trade secret protection involves complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against the Company, whether or not valid, could result in substantial costs, could place a significant strain on the Company’s financial and managerial resources, and could harm the Company’s reputation. In addition, intellectual property litigation or claims could force the Company to do one or more of the following:

•	Cease selling, incorporating or using any of the Company’s technology and/or product that incorporates the challenged intellectual property, which could adversely affect the Company’s revenue;

•	Obtain a license from the holder of the infringed intellectual property right, which may be costly or may not be available on reasonable terms, if at all; or

•	Redesign the Company’s product, which would be costly and time consuming.

The market for our services is rapidly changing and competitive. New products may be developed by others that could impair our ability to develop, grow or maintain our business and be competitive.

The mobile solutions industry is subject to substantial technological change. Developments by others may render the Company’s technology and revenues non-competitive or obsolete, or it may be unable to keep pace with technological developments or other market factors. Competition from other companies and others diversifying into the field is expected to increase. Many of these entities have significantly greater budgets than the Company does, as well as substantially more marketing, research and development, financial and managerial resources. These entities could represent significant competition for the Company. Our resources are limited and we may experience technical challenges inherent in developing its technology. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition.

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CHANGES IN ACCOUNTANTS

        On December 22, 2004, the Company engaged Moen & Company (“Moen”) to act as the principal accountant to audit China Mobility’s financial statements. Clancy and Co., P.L.L.C. ("Clancy and Co., P.L.L.C.") was the Company’s independent auditor and examined the financial statements of the Company for the fiscal years ended December 31, 2003 and 2002 and the subsequent interim periods until December 22, 2004. On that date, the Board of Directors approved the dismissal of Clancy and Co., P.L.L.C. ("Clancy and Co., P.L.L.C.") as China Mobility's independent public accountants and the selection of Moen and Company as their replacement.

Clancy and Co., P.L.L.C.'s reports on the consolidated financial statements of China Mobility and its subsidiaries for the two most recent fiscal years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During China Mobility's two most recent fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through December 22, 2004, there were no disagreements between China Mobility and Clancy and Co., P.L.L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Clancy and Co., P.L.L.C.'s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on China Mobility's consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-K. China Mobility provided Clancy and Co., P.L.L.C. with a copy of the foregoing disclosures.

During China Mobility's two most recent fiscal years ended December 31, 2003 and 2002 and the subsequent interim periods through December 22, 2004, China Mobility did not consult with Moen and Company with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on China Mobility's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

USE OF PROCEEDS

We will not receive proceeds from the resale of Shares offered hereby by the Selling Stockholders. Any proceeds from the exercise of Warrants will be used for general corporate purposes.

PRICE RANGE OF COMMON STOCK

China Mobility’s Common Stock has traded on the OTCBB under the symbol "CHMS.OB" since July 24, 1998. The following table sets forth the high and low closing bid prices for the Common Stock, as reported by Pink Sheets, LLC for the periods indicated below. The following quotations represent prices between dealers and do not include retail markups, markdowns or commissions. They do not represent actual transactions and have not been adjusted for stock dividends or splits.

2006	High	Low
Second Quarter (April 1 - June 19, 2006)	$.39	$.19
First Quarter	$.37	$.25
2005
Fourth Quarter	$.67	$.32
Third Quarter	$.73	$.36
Second Quarter	$.70	$.38
First Quarter	$.59	$.38
2004
Fourth Quarter	$.68	$.18
Third Quarter	$.65	$.16
Second Quarter	$1.01	$.09
First Quarter	$.27	$.10

As of June 20, 2006, there were 162 holders of record of our Common Stock. On June 20, 2006, the closing price of our Common Stock was $0.21 per share.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
Executive Summary

In the summer of 2005, the Company launched two new solutions: a mobile email system and an office automation system. The Company added two new directors to the Board of Directors in 2005: Bryan D. Ellis and Greg Ye. On September 30, 2005, the Company exercised its option to purchase the remaining 49% interest of Beijing Quicknet Telecommunications Corp. Ltd. (Quicknet), the Company’s subsidiary in China. The purchase price of US$4,000,000 was paid in two installments. The Company now directly and indirectly owns and controls 100% of Quicknet, and has the right to appoint all of the directors. On August 15, 2005, the Company completed a $3.35 million dollar senior convertible debenture financing and Class A Warrant and Class B Warrant offering. In 2005, the Company issued shares of Common Stock and raised $1, 255,000. In November, 2005, the Company signed a key contract with Lenovo, the world's third largest PC manufacturer. According to the agreement, Lenovo will distribute the Company’s new mobile email system through Lenovo’s extensive retail sales network throughout China. China’s mobile phone market is the largest in the world, and continues to grow at an astonishing rate. There were almost 400 million cellular phone customers in China as of the end of 2005, and more than 4 million new users were added every month. Currently there are about 1 billion SMS sent every day in China, accounting for one third of the world's traffic and generating about US$400 million revenue annually. With the penetration rate around 30%, however, there is still considerable room for growth in the Chinese mobile market. Pacific Growth Equities of San Francisco foresees 500 million mobile phone users in China by 2007. The Company's mobile marketing, mobile email, and mobile office automation solutions provide practical and useful solutions to businesses based on the very effective and highly popular medium of mobile phones and SMS. The Company’s SMS marketing services in particular are targeted to enterprises that want to take advantage of the enormous market available through SMS marketing.

Working Capital Needs

On the mobile solution services side, the working capital needs arise primarily from: the need for capital to expand the existing capacity of Quicknet services, to open more offices in other major cities, to launch new value-added services, and to acquire other companies that will complement the services offered by us.

On the education services side, the Company will use the working capital to explore the local market, launch new courses, set up new marketing campaigns, sign up with more agents, both domestic and international, and provide marketing materials and financial support to those agents.

The Company will focus on mobile solution services and use limited working capital for education services.

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Future Strategy

The Company accumulated nearly 500,000 corporate leads from its previous domain name registration and web hosting services in China. Completion of the acquisition of Quicknet gives the Company an opportunity to capitalize on this rapidly growing market, and it also gives the chance for Quicknet to solicit these corporate leads in an attempt to generate more revenue. Quicknet plans to grow organically by launching more products, but may also grow by acquiring other companies that will complement services we offer.

LIQUIDITY AND CAPITAL RESOURCES

Changes in Financial Condition March 31, 2006 Compared to December 31, 2005.

At the end of the first quarter of 2006, Company has assets of $10,716,115 compared to $11,222,363 at year-end 2005. The current assets totaled $5,907,256 at the end of the first quarter of 2006 compared to $6,412,893 at 2005 year-end. Total current liabilities at the end of the first quarter of 2006 were $6,313,621 compared to $6,765,295 at 2005 year-end. At March 31, 2006, the Company had $5,741,569 in cash compared to $6,138,609 at year-end 2005.

The Company had cash capital of $5,741,569 at the quarter ended March 31, 2006, which will be used to fund continuing operations. The Company has no other capital resources other than the ability to use its common stock to achieve additional capital raising. Other than cash capital, its other assets would be illiquid.

At the quarter ended March 31, 2006, it had $5,907,256 in current assets and current liabilities of $6,313,621, and a working capital deficit of $406,365.

The Company’s cash on hand decreased from $6,138,609 at December 31, 2005 to $5,741,569 at March 31, 2006. This was primarily a result of a decrease in cash used in operating activities of $397,040 resulting from a net loss of $57,599 and an increase in deferred revenue of $426,396, offset, in part, by a decrease in prepaid expenses and other current assets of $122,034.

Changes in Financial Condition December 31, 2005 Compared to December 31, 2004.

The Company had cash capital of $6,138,609 at December 31, 2005. The Company has no other capital resources other than the ability to use its common stock to achieve additional capital-raising. Other than cash capital, its other assets would be illiquid.

At the fiscal year end, the Company had $6,412,893 in current assets and current liabilities of $6,765,295, primarily as a result of deferred revenues received prior to the services being performed.

The cash capital at fiscal year end of $6,138,609 will be used to fund continuing operations. Financing activities have provided more than US$4.6 million in cash, and continuing operations have provided more than US$750,000 in cash in 2005.

Net cash flows provided by operating activities were $155,245 for the year ended December 31, 2005.

On September 30, 2005, the Company acquired the remaining 49% of Quicknet, paying US$2,000,000 on September 30, 2005. Another US$2,000,000 was paid before December 31, 2005. The Company raised US$1, 255,000 through issuing Common Stock and US$3,350,000 through issuing convertible debentures and warrants in 2005.

On August 15, 2005, the Company raised $3,350,000 in a private placement of its securities, on a “best efforts, all or none” basis (the “August 2005 Offering”) of 134 units (the “Units”). The August 2005 Offering was for $2 million with an over-subscription of up to $1,350,000. Each Unit was sold for $25,000, consisting of $25,000 principal amount of senior convertible debentures (the “Debentures”), and Class A Warrants and Class B Warrants, to purchase shares of common stock, $0.001 par value (the “Common Stock”) of the Registrant. The Debentures were initially convertible at $.35 per share for 71,429 shares of Common Stock (as adjusted below); mature on August 15, 2006 and accrue interest at a rate of not less than 6% per annum equal to the sum of 2% per annum plus the one-month London Inter-Bank Offer Rate (LIBOR). The Debentures are subject to redemption at 125% of the principal amount plus accrued interest commencing six months after the effective date (the “Effective Date”) of the registration statement, of which this Prospectus forms a part, concerning the securities sold in the August 2005 Offering. This registration statement includes only the initial 71,429 shares of Common Stock issuable upon conversion of the Debentures and exercise of each of the Class A Warrants and Class B Warrants. We intend to register the additional shares of Common Stock pursuant to the adjustment to the conversion price on a separate registration statement.

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The Class A and Class B Warrants are subject to redemption by the Company at any time commencing six months and twelve months, respectively, from the Effective Date, provided the average closing bid price of the Common Stock equals or exceeds 175% of the respective exercise prices for 20 consecutive trading days.

If any Event of Default occurs and at any time thereafter, the principal amount, all accrued but unpaid interest on, and all other amounts payable under the Debenture may be declared, and upon such declaration shall become, immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. An Event of Default includes: failure to pay principal or interest when due; dissolution; an act of bankruptcy; foreclosures; certain judgments; failure to perform any agreement contained in the Debenture and related transaction agreements; default on other indebtedness; and breach of any representation or warranty made in this transaction.

In January, 2006, the Company received a letter from the attorney for the Holder of $500,000 principal amount of the Company's Debentures stating that the Company was in default of the Transaction Agreements issued in connection with the Debentures by virtue of the Company's issuance of registered shares of stock to employees and consultants under a Form S-8 Registration Statement and the filing of the Form S-8 prior to the effectiveness of the Registration Statement required under the Registration Rights Agreement (one of the Transaction Agreements).

The Company denied that it was in default of the Transaction Agreements; however, in order to avoid costly litigation and to remove any uncertainly from the public offering to be made by this prospectus, the parties entered into a settlement agreement as of April 24, 2006. The notice of default was withdrawn and the Company agreed not to file any S-8 Registration Statement prior to 45 days after the Effective Date. The initial conversion price of the Debentures was reduced to $.30 per share and the Class A Warrant exercise price of 125% of the Conversion Price was reduced from $.44 to $.38 and the Class B Warrant exercise price of 150% of the Conversion Price was reduced from $.52 per share to $.45 per share. The number of shares of Common Stock exercisable upon conversion of the Debenture and upon exercise of the Class A and Class B Warrants determined by dividing the purchase price per Unit of $25,000 by the conversion price was increased from 71,429 shares for each to 83,333 shares for each of the Debenture, Class A Warrants and Class B Warrants on an aggregate of 250,000 shares per Unit.

The Company has revenues from its mobile marketing services and other mobile solutions through Quicknet and tuition fees from Windsor. However, capital from additional private placements, borrowing against assets and/or from warrants being exercised by warrant holders, may be required to fund future operations. As of December 31, 2005, 10 old Series “B” warrants were outstanding which entitle the holders to purchase a common share of the Company at $2.25 each on or before March 31, 2006. These warrants expired as of March 31, 2006. 134 new Series “A” warrants issued in the August 2005 Offering were outstanding that entitle the holders to purchase 71,429 common shares of the Company at $0.44 each within two years from the Effective Date, but no later than February 15, 2008. 134 new Series “B” warrants were outstanding and issued in the August 2005 Offering, which entitle the holders to purchase 71,429 common shares of the Company at $0.52 each within three years from the Effective Date but no later than February 15, 2009.

Changes in Financial Condition

At December 31, 2005, the Company's assets were $11,222,363 compared to $6,447,030 at December 31, 2004. The current assets totaled $6,412,893 at 2005 year-end compared to $5,466,574 at 2004 year-end. The current continuing operations had brought in $4,902,628 revenue by December 31, 2005, compared to $2,170,766 in year 2004. There was deferred revenue of $3,053,282 at December 31, 2005 compared to $2,111,698 in 2004. Net cash provided by continuing operations was $757,987 at December 31, 2005. The Company had $6,138,609 in cash by the year-end compared to $5,380,622 a year ago. These changes were caused by the rapidly increasing mobile solution market in China. Total liabilities at year-end 2005 were $6,765,295 compared to $2,452,522 at 2004 year-end.

The Company raised US$1,255,000 through issuing Common Stock and US$3,350,000 through issuing convertible debentures and warrants in 2005. Total outstanding shares of Common Stock as of December 31, 2005 were 20,011,792.

On September 30, 2005, the Company acquired the remaining 49% of Quicknet, and paid US$2,000,000. Another US$2,000,000 was paid before December 31, 2005.

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Need for Additional Financing

The Company believes it has sufficient capital to meet its short-term cash needs, including the costs of compliance with the continuing reporting requirements of the Exchange Act, but it will have to seek loans or equity placements to cover longer-term cash needs to continue operations and expansion.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover operating expenses.

If future revenue declines, or operations are unprofitable, the Company will be forced to develop another line of business, or to finance its operations through the sale of its assets, or enter into the sale of stock for additional capital, none of which may be feasible when needed. The Company has no specific management ability, nor financial resources or plans to enter any other business as of this date.

The Company may use all of its available capital to continue toward the business goal of maintaining and expanding the business in Canada and developing the business of mobile solution services in China.

The effect of inflation has not had a material adverse impact on its operation, nor is it expected to in the immediate future.

Although the Company is unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operations, the first quarter of each fiscal year is always a financial concern. It is not uncommon for companies to shut down their operation or operate on a skeletal crew during the Chinese New Year holiday, which typically lasts for a period of three weeks. Therefore, in effect, the first quarter has only two months for generating revenue.

Market Risk

The Company does not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

Business Segments

During the year, the Company had revenues in two segments:
Mobile marketing services	$ 4,703,348
Tuition fees	199,280
The cost of revenue in each segment was:
Mobile marketing services	$ 1,372,707
Tuition fees	54,584
The gross profit from each of the business segments was:
Mobile marketing services	$ 3,330,641
Tuition fees	144,696

Total	$ 3,475,337

The Company also carries deferred revenue of $2,626,886 for its SMS business in China and its education and training business.

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RESULTS OF OPERATIONS

THE QUARTER ENDED MARCH 31, 2006 AS COMPARED WITH THE QUARTER ENDED MARCH 31, 2005.

Revenues. The Company had revenues of $1,459,944 in the first quarter of 2006 compared to $127,207 in the first quarter of 2005, an increase of 29.5%. The Company’s revenue in the first quarter of 2006, were in the form of net sales of Mobile marketing services (Quicknet) of $1,440,917 and tuition fees (Windsor) of $19,027, as compared with mobile market sales of $1,052,529 and tuition fees of $74,678 in the first quarter of 2005. The Company incurred operating expenses of $1,245,636 in the first quarter of 2006 compared to operating expenses of $725,161 in the first quarter of 2005. The Company had an operating loss of $82,157 in the first quarter of 2006, and a net loss of $57,599 compared to an operating income of $168,062 and a net income of $60,741 in the first quarter of 2005.

Business Segments

During the quarter, the Company had revenues in two segments:
Mobile marketing services	$1,440,917
Tuition fees	$19,027
The cost of revenue in each segment was:
Mobile marketing services	$291,833
Tuition fees	$4,632
The gross profit from each of the business segments was:
Mobile	$1,149,084
Tuition fees	$14,395
$1,163,479

Net Income/Loss per Share: The per-share earnings for the first quarter of 2006 and 2005 were nil. The Company expects the trend of losses to continue at about the same rate in the succeeding periods.

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THE YEAR ENDED DECEMBER 31, 2005 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2004.

Revenues. The Company achieved revenues of $4,902,628 in 2005, compared to $2,170,766 in 2004, in the form of net sales of mobile solution services and tuition fees from its subsidiaries: Quicknet and Windsor. The gross profit in 2005 was $3,475,337 compared to $1,697,531 in 2004.

Operating Expenses. The Company incurred operating expenses of $11,454,523 in 2005, compared to operating expenses of $1,939,747 in 2004 due largely to the inclusion of the “Fair Value of Warrants Issued,” in our August 2005 Offering, which accounts for $6,891,486. Advertisement, general expenses and salaries were also increased due to the increased sales scale.

Loss from Continuing Operations. Loss from continuing operations for 2005 was (9,163,453) compared to the 2004 operating loss of ($258,772). This was caused largely by the inclusion of the “Fair Value of Warrants Issued.”

Net Income. Net Loss to Common Stockholders in 2005 was ($9,163,453) in contrast to a Net Income of $3,018,672 in 2004. This was caused largely by the inclusion of the “Fair Value of Warrants Issued.”

Earnings per Share. Loss per share was ($0.52) in 2005 compared to earnings per share of $0.20 in 2004. This was caused largely by the inclusion of the “Fair Value of Warrants Issued,” which accounts for $6,891486. Operating losses in 2005 were ($0.52) per share compared to ($0.02) per share in 2004.

Future Trends

In the mobile solution service business, the Company cannot assure that any profit on revenues can be maintained in the future, because it may have to continue, through its joint venture business, to advertise and promote its services and develop additional value-added services in order to preserve or increase its market share. In spite of taking measures to control expenses, operating losses may continue. If the Company acquires additional capital, for example through sale of stock in private placements or through investors exercising warrants, it may be able to advertise and promote its services more aggressively and expand its business more rapidly.

The Company has experienced growth in revenues in its Quicknet services, and it anticipates future growth in revenues although China must always be viewed as a highly competitive market where profitability may be difficult to achieve or sustain.

On the education services side, we have operated for the past three years and competition is very fierce in the market. The Canadian government has tightened its budget on English training for new immigrants, which lead to the termination of government funding for Windsor, and this change had negative effects on its revenue. The Government-supported ELSA courses held at Windsor ended by March 31, 2005.

Recent Accounting Pronouncements

Principles of Consolidation. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries as outlined in Note 2 to the Company’s Consolidated Financial Statements. All significant inter-company transactions and balances have been eliminated on consolidation.

On October 2002, the FASB issued SFAS No. 147 - "Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which applies to the acquisition of all or part of a financial institution, except for a transaction between two or more mutual enterprises. SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is effective for acquisitions for which the date of acquisition is on or after October 1, 2002, and is not applicable to the Company.

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In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB No. 123", and "Accounting for Stock-Based Compensation." This statement amends Statement No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation. SFAS No. 148 amends APB Opinion No. 28 "Interim Financial Reporting" to require disclosure about those effects in interim financial information. The Company will adopt the disclosure provisions and the amendment to APB No. 28 to be effective for interim periods beginning after December 15, 2002.

In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 "Revenue Arrangements with Multiple Deliverables." EITF No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and rights to use assets. The provisions of EITF No. 00-21 will apply to revenue arrangements entered into in the fiscal periods beginning after June 15, 2003. The Company is currently evaluating the impact EITF No. 00-21 will have on its financial position and results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". FIN46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN46 is effective for all new interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN46 must be applied for the first interim or annual period beginning after June 15, 2003. Adequate disclosure has been made for all off balance sheet arrangements that it is reasonably possible to consolidate under FIN46.

The American Institute of Certified Public Accountants has issued an exposure draft SOP "Accounting for Certain Costs and Activities Related to Property, Plant and Equipment ("PP&E")." This proposed SOP applies to all non-government entities that acquire, construct or replace tangible property, plant and equipment including lessors and lessees. A significant element of the SOP requires that entities use component accounting retroactively for all PP&E assets to the extent future component replacement will be capitalized. At adoption, entities would have the option to apply component accounting retroactively for all PP&E assets, to the extent applicable, or to apply component accounting as an entity incurs capitalizable costs that replace all or a portion of PP&E. The Company cannot evaluate the ultimate impact of this exposure draft until it becomes final.

BUSINESS

China Mobility Solutions, Inc. (“CHMS” or the “Company”) is one of the first companies to focus on providing mobile solutions to many diverse businesses throughout China. Through its subsidiary Quicknet, a short message service (“SMS”) provider in Beijing, China, the Company is presently focused on its mobile marketing solutions for enterprises. Quicknet is one of the first companies to focus on mobile solutions for businesses in China. Quicknet's strategy of targeting corporate users is aimed at achieving a higher percentage of recurring revenue and better margins. The Company initially acquired (controlled) 51% of Quicknet in June 2004 and exercised its option to acquire the remaining 49% by September 31, 2005.

CHMS launched its mobile marketing services in July 2003 and became cash flow positive by the end of 2003. However, in accordance with U.S. GAAP, all revenue needs to be deferred for 12 months. Therefore, the Company had revenues of $1,871,960 from mobile marketing services in 2004 which increased to $4,703,348 in 2005. The Company’s operating loss increased from $242,216 in 2004 to $7,979,186 in 2005, primarily as a result of the inclusion of the “Fair Value of Warrants Issued” in our August 2005 Offering, as well as increases in advertisement, general expenses and salaries due to the increased sales scale. Investors should read the Company’s financial statements, especially the accompanying notes thereto.

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Prior History

On September 6, 1996, the Company was incorporated under the laws of the State of Florida under the name of Placer Technologies, Inc. It conducted an initial public offering of 200,000 shares @ $0.25 per share and obtained $50,000 in capital. In December 1996, pursuant to a Rule 15c2-11 filing, the Company obtained approval to have its Common Stock quoted on the OTCBB, which is a national quotation service maintained by the NASD.

The Company's initial primary service consisted of developing websites for small businesses in the U.S.A. It generated minimal revenues in 1996.

On April 2, 1997, the Company acquired a 100% interest in Infornet Investment Limited ("Infornet"), a Hong Kong corporation. In August 1997, Infornet entered into a joint venture agreement with Xin Hai Technology Development Ltd. ("Xin Hai"). Xin Hai was an experienced internet-related services provider, but the business suffered losses and was sold and discontinued in 2001.

On June 11, 1997, the Company purchased a 100% interest in Infornet Investment Corp., a British Columbia corporation. Infornet Investment Corp. is the subsidiary that manages daily operations of the Company.

On July 24, 1998, the Company changed its name from Placer Technologies, Inc. to Xin Net Corp.

In June 2004, the Company changed its name to China Mobility Solutions, Inc. concurrent with a one-for-three reverse stock split.

On June 23, 2004, the Company consummated the acquisition of a 49% interest in Beijing Quicknet Technology Development Corp., a company organized under the laws of the People’s Republic of China (“Quicknet”), pursuant to a share purchase agreement. The Company issued 6,120,000 shares of its Common Stock as payment. On September 30, 2005, the Company indirectly, through an affiliate, acquired control of the remaining outstanding shares of Common Stock of Quicknet, and paid US$2,000,000 on September 30, 2005 and an additional US$2,000,000 on or about December 31, 2005. See the discussion under the heading “Quicknet Acquisition” set forth below.

Corporate Overview

China Mobility’s structure showing its subsidiaries is as follows, with the jurisdiction of incorporation of each subsidiary included in parentheses:

China Mobility Solutions, Inc. (Florida, U.S.A.)

Infornet Investment Corp. (100% Owned) (BC, Canada)	Infornet Investment Ltd. (100% Owned) (Hong Kong)

Windsor Education Academy Inc. (100% Owned) (BC, Canada)	Beijing ShiJiYingFu Consultant Corp. Ltd. (100% Owned) (Beijing, China)

Xinbiz Corp. (100% Owned) (British Virgin Islands) (Dormant)	Xinbiz Ltd. (100% Owned by Xinbiz Corp.) (Hong Kong) (Dormant)

Beijing Quicknet Technology Development Corp. (49% Owned and 51% Indirectly Owned and Controlled ) (Beijing, China)

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The Company incorporated Xinbiz Corp. (British Virgin Islands) on January 14, 2000 and its subsidiary Xinbiz Ltd. (Hong Kong) on March 10, 2000. Both of these companies are wholly owned subsidiaries. Xinbiz Corp. and Xinbiz Ltd. did not have any operations in the past three years.

Through its wholly owned subsidiary, Infornet Investment Ltd. (Hong Kong), the Company formed a joint venture with Xin Hai Technology Development Ltd. for upgrading telecommunication technology and services in China. This evolved into an internet-focused service provider and e-commerce solutions business. However, the Company decided in May 2001 to focus its business in China on domain name registration and web-hosting services and to discontinue Internet access provision services. On June 22, 2001, the Company entered into an agreement to sell its ISP assets (Xin Hai). The price for the sale was $700,000 (USD) payable to the Company in Renminbi at the official exchange rate. As of December 31, 2003, $500,000 had been received for the transaction. A loss provision of $200,000 was made against the balance of the sales price as the Company determined that the purchaser will not be able to pay the remaining balance.

Since the Company started its Internet-related business in China, it has seen rapid growth in Internet use in China; but it has also seen an equal, if not greater, growth in companies entering this arena. As a result, the industry experienced severely reduced operating margins and continued losses. Although the Company was considered an early leader in the domain name registration field, due to the lack of adequate funding future growth potential against the many competitors was limited at best. The Company had struggled for several years to break even and was hoping for required funding to grow, but the plan was nullified when the funding failed to materialize. Now, as China has become more and more open according to the terms of the World Trade Organization, the world's largest, most well-funded companies have been given access to the China market and have seriously compromised the Company's competitive position.

In February 2003, the Company signed an agreement to sell the Company's China assets (domain name registration) to a subsidiary of Sino-i.com Limited, a Hong Kong Stock Exchange listed company, for a total consideration of RMB 20 million (approx. US$ 2.4 million). The Company has received the entire purchase price, and the divestiture was completed in 2004.

Education Business

In 2002, the Company redirected its resources to the education and training field. On January 6, 2003, the Company announced the acquisition of Windsor Education Academy Inc. (“ Windsor”), a Richmond, British Columbia based school specializing in English as a Second Language (ESL) courses to foreign students. Total consideration was CAD$200,000 (about US$128,000). Windsor is government-certified and received a number of ESL students from the Provincial Government of British Columbia, but all government programs involving Windsor ended March 31, 2005. Windsor Academy has a campus in Richmond, British Columbia. They are equipped with personal computers and standard classroom fixtures. Because of the outbreak of SARS, and its implications for public health and travel to and from China, the Company could not consummate any other major acquisitions in China and in Hong Kong during a one-year period beginning in March 2003 and, therefore decided to maintain the operation of Windsor while looking for other opportunities.

Office Location

China Mobility Solutions, Inc. currently maintains an office at: #900 - 789 West Pender Street, Vancouver, BC Canada V6C 1H2 (telephone number is 1-604-632-9638).

Quicknet Acquisition

On June 23, 2004, the Company completed the acquisition of a 49% equity interest from the shareholders of Beijing Quicknet Technology Development Corp. ("Quicknet"), located in Beijing, China by signing a Purchase Agreement (the “Quicknet Purchase Agreement”). Quicknet is engaged in the development of software for mobile/wireless communication and for short message services ("SMS"). The Company acquired the 49% equity interest from Quicknet shareholders in exchange for the Company’s issuance of 6,120,000 shares of Common Stock of the Company at a deemed price of $0.50 per share (2,040,000 post-reverse split shares at a market price of $0.27 per share for a total of $550,800). In June 2004, the Company signed a purchase agreement (the “Chinaco Purchase Agreement”) with Beijing Shi Ji Rong Chuang Service & Technology Co., Ltd., a local Chinese company (“Chinaco”), which then owned 2% of the equity interest of Quicknet having purchased a 1% interest from each of the two shareholders of Quicknet, Mr. Bo Yu and Mr. Fang Hu. Under the Chinaco Purchase Agreement, the Company was granted the right to purchase 100% of the equity of Chinaco for nominal consideration, solely when Chinese law permits such sale. Chinaco is owned by two senior officers of the Company who have Chinese citizenship. Due to current government restrictions on foreign ownership of telecommunication companies in China, the Company was not permitted to acquire the additional 2% of the equity interest of Quicknet that is still held by Chinaco. At present, foreign investors such as the Company can only own up to 49% of telecommunications and related businesses in China. The 2% Chinaco interest will only be transferred to the Company at such time as Chinese law permits increased ownership of telecommunications and related businesses by foreign investors such as the Company. Chinese law does not currently permit such transfer, therefore, Chinaco has granted an unconditional, irrevocable proxy, without time limit, to the Company. Through the above-described proxy, the Company can appoint all directors and officers of Quicknet and therefore directly and indirectly controls 51% of the equity interest of Quicknet through its own equity ownership and its control of Chinaco.

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Under the Quicknet Purchase Agreement, the Company had an option to acquire the remaining 49% equity interest in Quicknet through Chinaco from the Quicknet Shareholders within the first year for $4,000,000. The Company also had an option to acquire this remaining 49% equity interest in Quicknet within the second year for $5,000,000. The Quicknet Purchase Agreement provided that the Company could pay these amounts by 50% in shares of the Common Stock of the Company and 50% in cash. The final percentage of shares versus cash could be negotiated between both parties. The Company exercised its right to purchase the remaining 49% interest in August 2005 (the “Option Exercise”), by having Chinaco purchase a 24.5% interest from each of the two shareholders of Quicknet, Mr. Bo Yu and Mr. Fang Hu, for a total of a 49% interest.

As previously mentioned, pursuant to the Chinaco Purchase Agreement, the Company was granted the right to acquire 100% of the equity of Chinaco, if and when Chinese law permits. The Company directly owns 49% of Quicknet and through Chinaco, indirectly controls a combined total of 51% equity interest, and thus controls a total 100% of Quicknet. The Company has the right to appoint all of the directors of Quicknet.

Until such time, if ever, that Chinese law permits the transfer of a controlling interest in Quicknet, the Company will maintain control of Quicknet under its Quicknet Purchase Agreement, Chinaco Purchase Agreement, and August 2005 Option Exercise. However, currently, the Company will be unable to directly own the remaining 51% interest held by Chinaco.

The Company exercised the option to purchase the remaining 49% of Quicknet in August 2005, within the first year from the Closing Date, for the agreed-upon purchase price of US$4,000,000. The purchase price had been paid in the form of cash. On September 30, 2005, the Company paid US$2,000,000, and paid another US$2,000,000 before December 31, 2005.

The Company raised (a) US$1,255,000 through issuing common stocks and (b) US$3,350,000 through issuing senior convertible debentures and Class A Warrants and Class B Warrants in 2005 in an offering exempt from registration pursuant to Regulation D under the Securities Act of 1933, as amended.

Discontinued Internet Services

Up until late 2002, the Company’s business was focused on domain name registration, web hosting and web design services under the ChinaDNS banner. It operated the website www.chinadns.com, the first in China to offer online site registration. In October 1999, ChinaDNS was approved as an Official Agent of Network Solutions, Inc.

Due to the continued loss on operations ($254,035 in 2002), in 2003, the Company entered into an agreement to sell the domain name registration business to China Enterprise, an ASP, for about $2,400,000, a sale which was completed in 2004. We are treating the DNS business as discontinued operations at this time, as China Enterprise is in full control of the assets.

CURRENT BUSINESS

Mobile Solutions for Businesses in China

The Company is focusing on providing mobile solutions to many diverse corporations across China. With its rapidly growing client base, the Company hopes to become one of the largest providers of mobile business solutions in China. The first product launched was mobile marketing solutions for enterprises, which has been in operation since 2003. In the summer of 2005, two new products were launched: a ‘push’-based mobile email system and an office automation system.

Education and Training

The Company is currently offering English as a Second Language (ESL) and related courses through Windsor Education Academy at the Richmond campus.

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PRODUCTS, SERVICES, MARKETS AND METHODS OF DISTRIBUTION

Mobile Solutions: Quicknet in China

 Products and Services:

Mobile Marketing

The first mobile solution launched by the Company was mobile marketing. Mobile marketing is the use of the mobile medium as a communications and entertainment channel between a brand and an end-user. Mobile marketing is the only personal channel enabling spontaneous, direct, interactive and/or targeted communications, any time, any place. Mobile marketing can be used in a wide variety of ways:

•	For customer acquisition
•	For customer retention
•	For loyalty building
•	As a sales promotion tool
•	To support product launches
•	To raise brand awareness
•	For internal communications
•	As a redemption / coupon tool
•	For direct marketing
•	As an effective business-to-business communications vehicle
•	As an additional revenue stream
•	To be able to offer time / location specific offers
•	As a channel for delivering ring tones and logos

Mobile marketing is growing in popularity. In Asia, eMarketer reports that 39% of mobile phone users have received SMS messages from advertisers, 36% in Europe and only 8% in the U.S. These figures point to a strong and growing trend among advertisers to embrace mobile marketing in different parts of the world and for consumers to be fairly receptive to it.

A study by Jupiter Research confirmed the effectiveness of SMS advertising. SMS has shown to be more than twice as effective as direct mail. An average SMS campaign generates a 15% response rate, compared with less than half that amount for direct mail. The survey also found that 94% of all advertising text messages are read. Furthermore, 23% are forwarded or shown to other users. As a result an average of 8% reply to the text message and 6% visit a Web site mentioned in the text.

Some consumers will tolerate ads and some will not. The issue of spam is one that is being addressed in the U.K. and the U.S. by the Mobile Marketing Association and by the Ministry of Information Industry (“MII”) in China. "All disturbing SMS should be eradicated to help standardize the market and ensure the healthy development of the industry," said Chen Jinqiao, director of the Chinese Academy of Telecommunications Research under the MII.

By keeping messages small, by providing a benefit to the receiver, and by sending to companies that are already in China Mobility Solutions' database, the Company is avoiding the perception that the messages it sends for its clients are "spam." Recent research conducted by the Wireless Internet Panel in Europe indicates that consumers’ first reaction is to reject SMS advertising. However 64% of the same respondents changed their attitude if the SMS advertisements offered the candidate some benefit (e.g., provides information, inform receivers of promotions). The best way for marketers to distance themselves from spam, according to the Mobile Marketing Association, is to give consumers choice, control, constraint and confidentiality while insuring that they only receive relevant information.

The Management of China Mobility Solutions is drawing upon successful examples of SMS advertising in other countries to make its offerings in China more valuable to its clients and well received by mobile phone users.

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China Mobility Solutions' new market-ready solutions

China Mobility is working in cooperation with China’s major mobile carriers, China Unicom and China Mobile, to provide mobile solutions for corporate customers.

Chinese companies in many different industries have a need for mobility services. Only telecom VAS providers have access to mobile carrier networks, so most of the 30 million enterprises in China would not be able to access mobile carriers networks, thus creating a demand for a “hub” that China Mobility has already built for Chinese companies. Rather than creating their own platforms to access the carriers' networks (and thus the country's cellular population), the companies will be able to access China Mobility Solutions’ platform for a fee. China Mobility Solutions will act as the link between the companies and the carriers.

The Company’s platform has been developed using the C programming language to facilitate high speed, create a more stable system, secure intellectual property rights protection, and provide complicated functions. The platform can be connected to using WAP or GPRS on digital GSM and CDMA networks. The platform is compatible with the carriers' networks, as it supports all bands - GSM, CDMA, GPRS and future 3G.

The following diagram illustrates the architecture of our platform:

China Mobility Solutions' Platform Architecture

China Mobility Solutions’ platform is aimed at providing a solution for clients to allow their staff, customers, suppliers and partners to obtain information from their mobile phones without having to develop the technology themselves. The end users can load, edit, delete, read and share corporate information.

China Mobility Solutions launched its office automation solutions in the summer of 2005. The Company’s technical team has also successfully completed the technology to offer business solutions in three additional areas. These are:

•	Mobile Banking
•	Mobile Tax Services
•	SMS-based Services for Police

China Mobility Solutions will receive annual fees for providing corporate clients with access to its technology/hub and for providing a certain amount of airtime. The mobile carrier will bill users a traffic fee for each SMS sent over its network.

The sending of clients’ information will generate significant SMS traffic over the mobile phone networks. As a result, China Mobility Solutions will become increasingly important to the mobile carriers in China.

Index

Descriptions of each type of service offering are below:

Office Automation Solutions

Status:	Market Ready
Costs to Launch:	4 million RMB (US$480,000) for fixed assets and marketing
Steps to Launch:	Raise funds, approach companies through agents
Target Market:	Small, medium and large businesses
Fee Per Year to Client:	5,000 RMB (US$600)

China had almost 400 million mobile phone subscribers as of the end of 2005, and management believes there will continue to be increasing demand from enterprises to reach this large market by using mobile phones as a new media for their marketing.

Mobile Email

China Mobility Solutions launched its mobile email system in June 2005. We developed the mobile email system with push-based technology that delivers email to the recipient’s cell phone. The “push” technology means that email does not have to be retrieved but is automatically delivered.

The email system is appropriate for companies hoping to offer their customers a quality cell phone-based email system, and for use within companies to improve communications between employees. We intend to continue developing improvements and extensions of the system and to integrate it into many of our mobile business solutions.

Since the debut of our newly developed mobile email system, we have completed a successful road show in June and July of 2005. We have also discussed possible bundle services with several PC manufacturers and mobile phone manufacturers, and signed a contract with Lenovo to distribute our mobile email system.

Mobile Business Automation

China Mobility’s Office Automation product was launched in August 2005. The system provides staff with enhanced access to the information they need when they need it, helps to eliminate paperwork, and changes/streamlines many business processes.

Our office automation solution benefits clients in the areas of CRM, sales force management, communications and inventory. Our technology also facilitates the sending of messages and notices to employees and customers. The tool is especially useful for companies with field-based salespeople because it allows salespeople to access information in the Company’s central database while at the client’s site. Through SMS, salespeople can have access to useful information like current rates, technical specifications, client information, and inventory levels. They can also order products, book meetings, coordinate with other salespeople, and make reports through SMS. The office automation solution is designed to give sales reps a competitive edge through instant response to information needs, to help them close sales and generally be more productive in the field. Managers are able to approve verifications and other inquiries that are submitted by employees via their cell phones. Companies are able to send out service information, accept customer inquiries and reply to customer questions via SMS.

Some of the advantages of our office automation product are:

•	It enables sales representatives to deliver information at point-of-contact in the field, via SMS;
•	The user-company can configure the mobile field sales solution to model their unique sales needs with two-way communications;
•	The solution can integrate critical customer information from back office records or legacy systems, giving the field sales team relevant information to complete an order;
•	It can receive up-to-the-minute input from the field, providing real-time information for decision-making support from the office;
•	Applications can support hundreds of simultaneous users and require no in-house program development.

The office automation tool also allows a company to communicate easily and effectively with its salespeople while they are in the field. Companies can send memos to employees to coordinate meetings, announce social events, or manage work schedules. It also allows salespeople to communicate among themselves more efficiently and for a lower cost than cellular phone conversations.

Our office automation product allows companies to improve internal communications in all areas, which can improve efficiency, reduce costs, increase revenues, improve employee productivity and improve customer satisfaction.

Method of Distribution and Marketing: Mobile Solutions

The Company will use four outlets to approach the market for its mobile business solutions: agents, mobile carriers, in-house sales staff and sales support branches. The Company also uses strategic partnership with industry leaders, print media, on-line advertisement, SMS campaigns, events and seminars as marketing tools.

Index

Mobile Banking

Status:	Market Ready
Costs to Launch:	1.5 million RMB (US$180,000) for fixed assets and marketing
Steps to Launch:	Raise funds, approach banks through agents
Target Market:	Customers of banks
Fee Per Year to Client:	3,000 RMB (US$360)

Our mobile solutions will allow bank customers to check their account information, make transactions and be informed of new services.

Information that can be accessible via SMS includes account balances, recent transactions, interest rates and exchange rates.

Customers will be able to transfer funds between their bank accounts, make bill payments and report lost or stolen cards.

Business customers will be able to certify checks through their mobile phones.

SMS-based Services for Police

Status:	Market Ready
Costs to Launch:	1.25 million RMB (U$150,000) for fixed assets and marketing
Steps to Launch:	Raise funds, approach police departments
Target Market:	Police Departments
Fee Per Year to Client:	5,000 RMB (US$600)

There are several functions that police stations will be able to perform through their cell phones once they implement our solution.

For example, the departments will be able to provide information on fines and fine payments, and deliver traffic information.

The mobile solution of the Company will also be beneficial for force management, specifically through location-based tracking and monitoring of officers and police cars.

The solution provided to the police stations will also include the base components of our Office Automation package.

Index

Mobile Tax Services

Status:	Market Ready
Costs to Launch:	1.25 million RMB (U$150,000) for fixed assets and marketing
Steps to Launch:	Raise funds, approach tax offices
Target Market:	Tax Offices
Fee Per Year to Client:	2,000 RMB (US$240)

This solution will be similar to our Office Automation package, but will be tailored to government tax offices.

Tax offices will be able to provide and manage messages to staff and to tax filers.

Customer support will be a key function enhanced by our solution, as the offices will be able to send out notices about filing deadlines and respond to people's inquiries.

Tax officers will be able to submit and access tax reports by cell phone, even when away from their offices.

 Education and Training

Educational Products and Services

Windsor provides ESL (English as a Second Language) and related courses in B.C., Canada. Windsor Education received a number of ESL students from the Provincial Government of British Columbia under government programs, but all government programs involving Windsor ended March 31, 2005.

In the past several years, supplementary education has become a multi-billion dollar business in China, the most popular being Foreign Schools, English Training, Data Processing, and Accounting. Started several years ago, this trend is still increasing with the integration of China into the world community as well as the growth in personal disposable income. Windsor plans to capitalize on this growth by providing North American courses to the Chinese market.

Method of Distribution and Marketing: Education

Windsor uses the printed media as well as recruitment agents to attract students. Word of mouth is also an important endorsement.

Dependence On Client Base

For the mobile solutions business, we have signed contracts with a number of clients for varying types of marketing. The Company is relying on its agents, mobile carriers, in-house sales staff and supporting sales branches, as well as media and other marketing channels to increase its client base.

For the Education Services, there are approximately several dozen students every month. Windsor is relying on the printed media, word of mouth, recruiting agents and other marketing channels to increase the number of students.

Backlog of Orders: None.

Government Contracts: Windsor Education received a number of ESL students from the Provincial Government of British Columbia under government programs, but there is no commitment beyond the individual student's referral to our subsidiary. All government programs involving Windsor ended March 31, 2005.

Index

Competition

Mobile Solutions

The Chinese economy has been among the fastest growing in the world for the past several years. China's economy grew 9.5% in 2004 with growth at the same rate in 2005. China has one of the largest and fastest-growing telecommunications markets in the world, and the mobile phone sector in particular has become the world's largest, with almost 400 million subscribers by the end of 2005. Mobile solutions, which use mobile phones as a new media, have created a large market in China. There are two types of markets in this field: the individual market and the corporate market. Competition in the individual market is fiercer than the corporate market because the individual market is very saturated and there are a large number of large and small competitors and thus has become less lucrative. Being early in the corporate market and possessing a database of nearly 500,000 corporate customers from its previous operations, the Company will have more growth potential than if the Company targeted the highly competitive consumer mobile market.

Education Services

In Windsor's business, the supplementary education and training market is very fragmented, there are very few large schools and numerous small ones, established mostly in larger cities worldwide. There are many keys to a school's success, such as: the quality of its curriculum and graduates, teachers and facilities, certifications and diplomas offered, location and accessibility, marketing and advertising, variety of programs offered, etc. The Company is striving to maintain its current level, exploring more opportunities from government projects, and seeking cooperation with other schools in mainland China. However, the Company is focusing on its mobile solution business, rather than education services.

Compliance With Related Laws And Regulations

In China, the Company relies on the advice of Chinese legal counsel to maintain compliance with all laws, rules, regulations and government policies in China. The telecom industry is subject to extensive government regulation, which regulations have been changing rapidly, and there is no assurance that the Company will not be adversely impacted by such regulations in the future.

On the Education Services side, Windsor is governed by the Laws of the Province of British Columbia, Canada. The Company is fully licensed to conduct its business in the Province. The Company is unable to assess or predict at this time what effect the regulations or legislation could have on its activities in the future.

Local Regulations

The Company cannot determine to what extent its future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations on a local level in Canada.

National Regulations

The Company cannot determine to what extent its future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations on a national level.

The value of the Company’s investments in China may be adversely affected by significant political, economic and social uncertainties in China. Any changes in policies by the government of China could adversely affect the Company by, among other factors, changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, the expropriation or nationalization of private enterprises, or political relationships with other countries.

Index

Employees

At March 31, 2006, Quicknet had approximately 75 employees. About 41% are technical support, 20% are in sales and marketing, 25% are R&D and the rest are administrative personnel. The actual number of employees changed during the year and will change according to the expansion of the Company in the future.

At March 31, 2006, Windsor had six employees, consisting of three full and part time teachers and three administrative personnel. The key to success is the ability to attract students. The number of employees will change as the students change. There is no collective bargaining unit at the academy.

Properties

China Mobility Solutions, Inc. currently maintains a leased office of approximately 800 square feet at: #900- 789 West Pender Street, Vancouver, BC Canada V6C 1H2 (telephone number is 1-604-632-9638). The term of the lease is month to month at a monthly rental of $800 from a non-affiliated landlord. It also leases an office as its headquarters in Beijing, at Room 601, 6/F, YinHai Building, No.10, ZhongGuanCun Road, HaiDian District, Beijing, China 100081, and leases offices in Shanghai and in Shenzhen. The term of the lease in Beijing is for 1.5 years ending June 30, 2007 at a monthly rental of about $11,000 from a non-affiliated landlord. Windsor currently rents approximately 1000 square feet at 2120 and 2125 8766 McKim Way, Richmond, BC, Canada. The term of the lease is for 1 year ending August 1, 2007 at a monthly rental of $1500 from a non-affiliated landlord.

Legal Proceedings

In the ordinary course of business, the Company may be involved in legal proceedings from time to time. As of the date of this report, the only legal proceedings to report were that:

On Feb. 7, 2005, China Mobility was sued by Sino-I Technology Limited for $88,270 for breach of warranty and a claim under a guarantee. Our lawyer submitted a Notice of Motion to the plaintiff's lawyer on March 7, 2005. There has been no further response from the plaintiff’s lawyer. Regardless of the outcome of this motion, the Company intends to vigorously defend the suit.

No director, officer or affiliate of China Mobility Solutions, Inc., and no owner of record or beneficial owner of more than 5% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to it in reference to pending litigation.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table furnishes the information concerning the Company’s directors and executive officers as of the date of this prospectus.

Name	Age	Position
Xiao-qing Du	36	President and Director
Ernest Cheung	55	Director and Secretary
Greg Ye	36	Director
Bryan Ellis	35	Director

The term of office for each director is one (1) year, or until his/her successor is elected at the Company annual meeting and is qualified. The term of office for each of the officers is at the discretion of the Board of Directors.

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Identification of Certain Significant Employees.

Strategic matters and critical decisions are handled by the Company’s directors and executive officers: Xiao-qing Du and Ernest Cheung. Day-to-day management is delegated to Xiao-qing (Angela) Du, partly in China and partly in Canada, and Xin Wei in China. Wei is an employee of the wholly owned subsidiary, Infornet Investment Corp. Xin Wei occupies the position of President of the Chinese subsidiary for strategy, planning and business development. Xiao-qing Du and Xin Wei are husband and wife.

The following is a brief account of the business experience during the past five years of each of the Company’s directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Xiao-Qing (Angela) Du, President and Director, age 36.

Ms. Du has been President and a Director of our Company since 2003. She received a Bachelor of Science in International Finance in 1992 from East China Normal University. She received a Master of Science in Finance and Management Science in 1996 from the University of Saskatchewan, Canada. She was Business Manager of China Machinery & Equipment I/E Corp. (CMEC) from 1992 to 1994. Since 1997, she has been President of Infornet Investment Corp., the Company's wholly owned subsidiary in Canada. She was President of China Mobility from 1997 to 1999. She ran the operations in China of the domain name service  and web-hosting business.

Ernest Cheung, Secretary and Director, age 55.

Mr. Cheung has been Secretary of the Company since May 1998 and a director since May 1998. He received a B.A. in Math in 1973 from University of Waterloo, Ontario. He received an MBA in Finance and Marketing from Queen's University, Ontario in 1975. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada, now known as Merrill Lynch Canada. From 1992 until 1995 he served as Vice President and Director of Tele Pacific International Communications Corp. He has also served as President for Richco Investors, Inc. since 1995. He has been a director of the Company since 1996. He is currently a Director of Agro International Holdings, Inc., since 1997, Spur Ventures, Inc., since 1997, Richco Investors, Inc., since 1995 and Drucker Industries, Inc., since 1997. In 2000, he became President and a Director of China NetTV Holdings, Inc. In 2002, he became a Director of The Link Group, Inc. (formerly World Envirotech, Inc.).

Mr. Cheung is, or has been, an officer or director in the following public companies:

Name of Issuer	Symbol	Market	Position	From	To	Business
Agro International Holdings Inc.	AOH	CDNX	President	Jan-97	Current	Agriculture
China NetTV Holdings Inc.*	CTVH	OTCBB	President	May-00	2003	Set-Top Box Technology
Drucker, Inc.*	DKIN	OTCBB	Secretary	Apr-97	2003	Oil & Gas
ITI World Investment Group Inc.	IWI.A	CDNX		Jun-98	Current	Beverage Distribution
NetNation Communications Inc.	NNCI	Nasdaq Small Cap.		Apr-99	Current	Domain Name Registration
Richco Investors Inc.	YRU.A	CDNX	President	May-95	Current	Financial, Management, Capital Market Services
Spur Ventures Inc.	SVU	CDNX		Mar-97	Current	Fertilizer
The Link Group Inc.*	LNKG	OTCBB	Secretary	Dec-01	Current	Internet Surveillance
China Mobility Solutions, Inc.*	THE COMPANY	OTCBB	Secretary	Mar-97	Current	China Internet
* Reporting Companies in U.S.

He has held a Canadian Securities license but is currently inactive. He has been a Director and Secretary of the Company since January 1997.

Index

Greg Ye, Director, age 36.

Mr. Ye has been a director since 2005. Mr. Ye brings to the Company 12 years of management, consulting and investment experience in a broad range of business and technology disciplines. He is currently in charge of developing and implementing corporate strategies as Group Director of Strategic Marketing for Cadence Design Systems Inc, one of the world's largest software companies, listed on both the NYSE and NASDAQ. Previously, he worked for Cisco Systems as a market development manager and PricewaterhouseCoopers, where he spent six years advising high-tech. companies based in the U.S. and Asia. He co-founded a Silicon Valley based incubator for high-tech companies in China in 1999 and serves as an advisor for several other high-tech. start-up companies in the U.S. Mr. Ye received his MBA from Harvard Business School and his BSEE from Shanghai Jiao Tong University, China. He is a Certified Public Accountant and a Certified Management Accountant.

Bryan Ellis, Director, age 35.

Bryan D. Ellis joined the Company as a Director on December 8, 2005. He is General Manager of the Bertelsmann Book Club in Shanghai, China. Bryan has worked at Bertelsmann for the past 7 years in numerous senior management positions, including Senior Vice President of Marketing Services for Bookspan, Vice President of International Product Development for BOL.com and Vice President of Technology Strategy for the Bertelsmann e-Commerce Group. Before joining Bertelsmann, Bryan worked as a consultant for McKinsey & Company in their New York office for 3 years.   He received both his Bachelor's Degree and Master's Degree in International Relations from Johns Hopkins University, and received an executive business school diploma from Harvard Business School.

Committees of the Board of Directors

Nominating Committee. The Board of Directors does not have a nominating committee. Therefore, the selection of persons or election to the Board of Directors was neither independently made nor negotiated at arm's length.

Compensation Committee. The Company established a Compensation Committee on October 5, 1999, which currently consists of three directors, Angela Du, Ernest Cheung and Grey Ye, the last being an independent director. The Compensation Committee is responsible for reviewing general policy matters relating to compensation and benefits of directors and officers and determining the total compensation of its officers and directors.

Audit Committee. On August 31, 1999, the Board of Directors established an Audit Committee, which currently consists of three directors, Angela Du, Ernest Cheung and Grey Ye, the last being an independent director. The Audit Committee is charged with recommending the engagement of independent accountants to audit Company financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of Company management and independent accountants pertaining to its financial statements and performing other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

Qualified Financial Expert. Ernest Cheung is a qualified financial expert as a chartered accountant and an MBA with twenty years' experience in public companies.

Resolution of Conflicts of Interest

As mentioned earlier, some officers and directors will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of Company business conflicts with the demands of their other business and investment activities. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

There is no procedure in place that would allow Company officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve conflicts in a manner that they consider appropriate.

Code of Ethics. On March 30,2006, our Board of Directors adopted a Code of Ethics which applies to all officers, directors and employees. We will provide a copy of the Code of Ethics, without charge, to any person who sends a written request to the secretary of China Mobility Solutions (#900 - 789 West Pender Street Vancouver, B.C. Canada V6C 1H2). A copy of the Code of Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-KSB for December 31, 2005. The Company intends to disclose any waivers or amendments to the Code of Ethics in a Report on Form 8-K rather than from its Website.

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Executive Compensation

The following table sets forth compensation paid by the Company for all services provided during the three fiscal years ended December 31, 2005: (1) to each of the executive officers, and (2) to all officers as a group.

Summary Compensation Table of Executives
Cash Compensation					Security Grants
Name and Principal Position	Year	Salary	Bonus	Annual Compensation	Restricted Stock Options	Securities, Underlying Options/SARs (#) (SHARES)	Long Term Compensation / Options	LTIP Payments	All other Compensation
Xiao-qing Du,	2005	10,129	0	0	0	0	0	0	0
President of	2004	0	0	0	0	0	0	0	330,000(1)
Infornet Subsidiary	2003	0	0	0	0	0	0	0	0

Ernest Cheung,	2005	0	0	0	0	0	0	0	0
Secretary	2004	0	0	0	0	0	0	0	165,000(2)
	2003	0	0	0	0	0	0	0	0

Officers as a group	2005	10,129	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0	495,000
	2003	0	0	0	0	0	0	0	0

(1)	Options at $0.30 per share which were granted in 2004 and exercised in 2005.
(2)	Options at $0.30 per share which were granted in 2004 and will expire on August 1, 2007.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning options granted to the Named Executive Officers in the Summary Compensation Table above during the fiscal year ended December 31, 2005:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted All Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Xiao-qing Du	None
Ernest Cheung	None

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Aggregated Option Exercises During the Fiscal Year Ended December 31, 2005 and Fiscal Year End Option Values

The following table sets forth certain information concerning the number and value of securities underlying exercisable stock options as of the fiscal year ended December 31, 2005 by the Named Executive Officers. 330,000 options were exercised by the Named Executive Officers in the Summary Compensation Table during the fiscal year ended December 31, 2005.

Name	Number of Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End $ (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Xiao-qing Du	330,000	$9,900	0	0	0	0
Ernest Cheung	0	0	165,000	0 (1)	0 (1)	0

(1) The closing price for the Common Stock of the Company on December 31, 2005 was $0.33.

Long-Term Incentive Plant (“LTIP”) Awards Table - None

The following table sets forth compensation paid by the Company for all services rendered during the three fiscal years ended December 31, 2005 to each director and all directors as a group.

Summary Compensation Table of Directors
Cash Compensation					Security Grants
Name and Principal Position	Year	Annual Retainer Fees ($)	Meeting Fees ($)	Consulting Fees/Other Fees ($)	Number of Shares	Securities, Underlying Options/SARs (#) (SHARES)	LTIP Payments	All other Compensation
Xiao-qing Du,	2005	0	0	0	0	0	0	0
Director	2004	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0

Ernest Cheung,	2005	0	0	0	0	0	0	0
Director	2004	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0

Maurice Tsakok	2005	0	0	0	0	0	0	0
Director (1)	2004	0	0	0	0	0	0	0
(Resigned 2004)	2003	0	0	0	0	0	0	0

Greg Ye	2005	0	0	0	0	0	0	0
Director

Bryan Ellis	2005	0	0	0	0	0	0	0
Director

Directors as a group	2005	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0

(1) On July 15, 2004, Maurice Tsakok resigned as a Director of the Company.

* See Executive Compensation Table.

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Directors' Compensation

Directors who are also officers of China Mobility receive no cash compensation for services as a director. However, the directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings. The Company has granted options to directors under its Stock Incentive Plan adopted subsequent to December 31, 2005.

Termination of Employment and Change of Control Arrangements:

None.

Stock purchase options:

On November 12, 1999 the Company granted options to purchase shares at $3.90 per share to entities/persons who contributed to the Company in 1999, which are not expired, as follows:

(a)     87,333 options to Gemsco Management Ltd., beneficially Maurice Tsakok, for designing and implementing the Company's corporate website, advising on technological matters, researching the technology sector and for services as a Director;

(b)     87,333 options to Farmind Link Corp. for their role as advisor on strategic issues, technology market trends, and financial and capital market issues;

(c)     87,333 options to Sinhoy Management Ltd., beneficially Marc Hung, for their contributions to the general management of our company, investor relations, technological matters and for services as a Director;

(d)    70,667 options to Lancaster Pacific Investment, Ltd. for their contributions in the areas of regulatory matters, Chinese market conditions and  strategies aimed at penetrating that market;

(e)     16,667 options to Ernest Cheung in consideration of services rendered as Secretary and Director;

(f)      6,667 options to Yonderiche International Consultants Ltd. in consideration of services rendered in matters regarding Chinese government policies and regulations; and

(g)      On September 1, 2005, the Company granted 3,090,000 stock options to consultants and employees with an exercise price of $0.35 each and $0.40 each for 2,590,000 and 500,000 stock options, respectively, expiring on September 1, 2015. These stock options were all exercised on the date of grant.

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SUMMARY DESCRIPTION OF EMPLOYEE BENEFIT PLANS

2006 Non-Qualified Stock Compensation Plan

The Company adopted a 2006 Non-Qualified Stock Compensation Plan (the “2006 Plan”) on November 2, 2005, and filed a Registration Statement on Form S-8 with the SEC on November 3, 2005, to register shares awarded and shares underlying options granted under the Plan. The Compensation Committee of the Board of Directors issues common stock and awards options to employees, directors, officers, consultants, advisors and other persons associated with our Company. The 2006 Plan is intended to provide a method whereby our Company would be stimulated by the personal involvement of our employees, directors, officers, consultants, advisors and other persons in our business and reward such involvement, thereby advancing the interests of our Company and all of its shareholders. A total of 4,000,000 shares of common stock and shares of common stock underlying options were authorized under the 2006 Plan. To date, no shares have been awarded.

2005 Employee Stock Option Plan

The Company adopted a 2005 Stock Option Plan (the “2005 Plan”) on May 3, 2005, and filed a Registration Statement on Form S-8 with the SEC on May 5, 2005, to register options and shares underlying options granted under the Plan. The Board of Directors administered the 2005 Plan, and awarded options to key employees (including officers and directors), non-employee members of the Board or non-employee members of the Board of any parent or subsidiary corporations, consultants and independent contractors. The 2005 Plan was intended to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business. A total of 3,500,000 options and 3,500,000 shares of common stock underlying options were authorized under the 2005 Plan.

On October 12, 2005, the Company filed Post Effective Amendment No. 1 to the Registration Statement on Form S-8 in order to register the sale by the selling security holders named therein of 3,090,000 shares of common stock underlying options. To date, all 3,090,000 of the options and shares under the 2005 Plan have been awarded to consultants and employees.

Section 16(a) Beneficial Ownership Reporting Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the SEC. Officers, directors, and stockholders of greater than ten percent are required by regulation to furnish to the Company copies of all Section 16 forms they file. Based solely on the Company’s review of the copies of such forms received by it and written representations fro the Company’s reporting persons, the Company believes that all of the Company’s reporting persons have filed their respective Section 16(a) forms for the year ended December 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Options - During 2004, 1,155,000 options were granted to five directors and officers of the Company to purchase shares at $0.30. 660,000 of the options are outstanding as of December 31, 2005.

Wages and benefits - The Company paid $30,866 as wages and benefits to a director and an officer of the Company during the year ended December 31, 2005.

Advances - As of December 31, 2005, the Company advanced $8,485 to a director for expenses to be incurred on behalf of the Company and also advanced $21,443 to a company with a director in common. The advances are non-interest bearing and without specified terms of repayment.

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PRINCIPAL STOCKHOLDERS

Section 13(d) of the Exchange Act requires persons or groups who own more than 5% of a registered class of the Company’s equity securities, to file Schedules of ownership and changes in ownership of Company equity securities with the SEC. Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such person. Includes any securities that such person has the right to acquire within sixty days pursuant to options, warrants, conversion, privileges or other rights.

 Based upon such reports as of December 31, 2005, management knows of no other persons other than those identified below who were beneficial owners of more than five percent of the outstanding shares of Common Stock. The following sets forth information with respect to ownership by holders of more than five percent (5%) of its Common Stock known by the Company based upon 21,511,792 shares outstanding at June 20, 2006, and in the event of exercise of all options for our stock.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Interest	Percent of Class
Common Stock	Xiao-qing (Angela) Du (1)(2)	1,250,000	6.25%
Common Stock	Richco Investors, Inc.(1)	1,137,999 (3)(5)	5.69%
Common Stock	Ernest Cheung(1)	1,446,333 (3)(4)(5)	7.23%
Common Stock	Maurice Tsakok (1)	1,225,333 (3)(5)	6.12%
Common Stock	Quicknet Partners #1859 New Century Office Tower Beijing China	2,040,000	10.19%
Common Stock	Greg Ye(1)	0	0%
Common Stock	Bryan Ellis(1)	0	0%

Total for Officers and Directors as a group (4 persons)	2,696,333	13.47%

(1)	Except as otherwise noted each person’s business address is c/o the Company, Ste. 900-789 West Pender Street, Vancouver BC V6C 1H2.

(2)	As an officer, Ms. Du received 330,000 options in 2004 which are currently exercisable.

(3)
Mr. Cheung and Mr. Tsakok are officers, directors and beneficial owners of Richco Investors Inc. For purposes of this table, the 1,137,999 shares owned by Richco are deemed owned by Mr.Cheung and Mr. Maurice Tsakok, a former director, beneficially and individually.

(4)
Ernest Cheung has options to purchase 165,000 shares at $0.30 per share, all of which are currently exercisable. Ernest Cheung is President of Development Fund II of Nova Scotia, Inc. which owns 63,333 common shares included in the above table.

(5) Includes all shares of Richco Investors, Inc., Ernest Cheung, Maurice Tsakok, and Development Fund II of Nova Scotia since there is common control.

Index

SELLING STOCKHOLDERS

An aggregate of 36,593,030 shares of Common Stock may be offered for resale and sold pursuant to this prospectus by the selling shareholders. The shares are to be offered by and for the respective accounts of the selling shareholders. We have agreed to register all of the shares under the Securities Act for resale by the selling shareholders and to pay all of the expenses in connection with such registration and sale of the shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. We will not receive any proceeds from the sale of the shares by the selling shareholders.

•
An aggregate of 28,714,458 shares of our Common Stock are issuable to 37 investors in our Offering, which shares are being offered hereby for resale upon conversion of Debentures and/or exercise of warrants. An additional 4,785,843 Shares are issuable to these same investors pursuant to the May 4, 2006 Waiver/Settlement Agreement, however, are not included in this registration statement. The Offering of 134 units (“Units”) was sold at $25,000 per Unit or an aggregate of $3,350,000 and net proceeds of approximately $2,866,000. Each Unit consists of $25,000 principal amount of Debentures, and Class A Warrants and Class B Warrants. The Debentures are currently convertible at $.30 per share, as adjusted, for 83,333 shares of Common Stock (of which 71,429 shares are registered hereby); mature on August 15, 2006 and accrue interest at a rate of not less than 6% per annum. Each Unit also includes: (i) Class A Warrants exercisable at $.38 per share, as adjusted, to purchase 83,333 shares of Common Stock (of which 71,429 shares are registered hereby) for two years from the Effective Date, but no later than February 15, 2008; and (ii) Class B Warrants exercisable at $.45 per share, as adjusted, to purchase 83,333 shares of Common Stock (of which 71,429 shares are registered hereby) for three years from the Effective Date, but no later than February 15, 2009. For additional information, see “Description of Securities” and “Plan of Distribution” elsewhere in this prospectus.

•
In connection with the Offering, we issued warrants to purchase 7,178,572 shares of Common Stock (an additional 1,196,378 shares are not registered hereby), to the placement agent, and its assignees including selected dealers (“Placement Agent Warrant Shares”).

•
500,000 shares were issued to Yim Sheung Wai, a consultant with Lanxes Consultants Limited, upon exercise of an option pursuant to the Registration Statement on Form S-8, SEC File #333-124654, which shares are being re-registered pursuant to this prospectus.

•	200,000 Warrant Shares are issuable to Crystal Research Associates LLC, a consultant.

Index

    Information with respect to the selling shareholders and the shares of our Common Stock held by them and those shares being offered for resale pursuant to this prospectus is set forth in the following table. None of the selling shareholders has had any material relationship with us within the past three years, except as noted above or in the notes to the following table.

	Number of Shares Owned Prior to Sale	Number of Shares Being Offered for Sale		Amount and Nature of Beneficial Ownership After the Sale of the Shares Being Offered Percentage(1)
Selling Shareholder				Before	After

Alpha Capital AG (18)	3,000,000	3,000,000	(3)	13.0%	-

Robert Baron	128,574	128,574	(4)	*	-

Robert Bauers	214,287	214,287	(5)	1.1%	-

Brookshire Securities (19)	325,000	325,000	(2)	1.6%	-

Michael Capozzi	214,287	214,287	(5)	1.1%	-

Lewis G. Cole	214,287	214,287	(5)	1.1%	-

Thomas Dupont	428,574	428,574	(6)	2.1%	-

John E. and Georgianna Gimbel	214,287	214,287	(5)	1.1%	-

Andreas Gubser	214,287	214,287	(5)	1.1%	-

Michael Hamblett	7,500	7,500	(2)	*	-

Philip J. Hempleman	2,442,858	2,442,287	(7)	9.7%	-

Fiona Holland	214,287	214,287	(5)	1.1%	-

Richard N. Houlding	214,287	214,287	(5)	1.1%	-

Iroquois Master Fund LTD (20)	3,214,287	3,214,287	(8)	13.8%	-

Robert Jackson	107,145	107,145	(9)	*	-

Louis Jaffe	428,574	428,574	(6)	2.1%	-

George Jarskey	214,287	214,287	(5)	1.1%	-

Francis William Johnson	214,287	214,287	(5)	1.1%	-

Kinder Investments, L.P. (21)	1,500,000	1,500,000	(10)	7.0%	-

Michael J. Maloney	214,287	214,287	(5)	1.1%	-

Frank Mantek	214,287	214,287	(5)	1.1%	-

Management Solutions International, Inc. (22)	350,000	350,000	(2)	1.7%	-

Meridian Ventures, LLC (23)	525,000	525,000	(2)	2.6%	-

Meyers Associates, LP (24)	5,963,572	5,963,572	(2)	23.0%	-

Karen Lynne Miller	214,287	214,287	(5)	1.1%	-

Dr. Gerald Millstein	107,145	107,145	(9)	*	-

Richard Molinsky	214,287	214,287	(5)	1.1%	-

Donald Mudd	1,285,716	1,285,716	(11)	6.0%	-

Nite Capital LP (25)	1,285,716	1,285,716	(11)	6.0%	-

Omicron Master Trust (26)	771,429	771,429	(12)	3.7%	-

Wayne and Bonnie Pensenstadler	642,858	642,858	(13)	3.1%	-

Norman Rothstein	171,429	171,429	(14)	*	-

The Rubin Family Irrevocable Trust (27)	428,574	428,574	(6)	2.1%	-

SCG Capital, LLC (28)	428,574	428,574	(6)	2.1%	-

Cira A. Lim, John L. Smith	214,287	214,287	(5)	1.1%	-

Southridge Partners LP (29)	4,285,716	4,285,716	(15)	17.6%	-

Anthony Spatacco	3,750	3,750	(2)	*	-

Starboard Capital (30)	3,750	3,750	(2)	*	-

Michael F. Stone	1,285,716	1,285,716	(11)	6.0%	-

Robert I. Strougo	107,145	107,145	(9)	*	-

Rodney E. and Donna R. Suggs	2,571,429	2,571,429	(16)	11.4%	-

Yim Sheung Wai	500,000	500,000	(31)

Peter Wakeham	214,287	214,287	(5)	1.1%	-

David Ward	107,145	107,145	(9)	*	-

Dr. Ferdinand Weisbrod	857,145	857,145	(17)	4.1%	-

Dean Whitla	214,287	214,287	(5)	1.1%	-

Crystal Research Associates LLC	200,000	200,000	(32)	-	-
* Less than 1% of the issued and outstanding shares

Index

(1)
As of June 20, 2006, we had 21,511,792 shares of Common Stock issued and unless otherwise indicated, each person has sole disposition and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is: (a) deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	These are Placement Agent Warrant Shares.
(3)
These include 1,000,000 shares issuable upon conversion of the Debentures, 1,000,000 shares issuable upon exercise of the Class A Warrants and 1,000,000 shares issuable upon exercise of the Class B Warrants.

(4)	These include 42,858 shares issuable upon conversion of the Debentures, 42,858 shares issuable upon exercise of the Class A Warrants and 42,858 shares issuable upon exercise of the Class B Warrants.
(5)	These include 71,429 shares issuable upon conversion of the Debentures, 71,429 shares issuable upon exercise of the Class A Warrants and 71,429 shares issuable upon exercise of the Class B Warrants.
(6)
These include 142,858 shares issuable upon conversion of the Debentures, 142,858 shares issuable upon exercise of the Class A Warrants and 142,858 shares issuable upon exercise of the Class B Warrants.

(7)
These include 714,286 shares issuable upon conversion of the Debentures, 714,286 shares issuable upon exercise of the Class A Warrants and 714,286 shares issuable upon exercise of the Class B Warrants.

(8)
These include 1,071,429 shares issuable upon conversion of the Debentures, 1,071,429 shares issuable upon exercise of the Class A Warrants and 1,071,429 shares issuable upon exercise of the Class B Warrants.

(9)	These include 35,715 shares issuable upon conversion of the Debentures, 35,715 shares issuable upon exercise of the Class A Warrants and 35,715 shares issuable upon exercise of the Class B Warrants.
(10)
These include 500,000 shares issuable upon conversion of the Debentures, 500,000 shares issuable upon exercise of the Class A Warrants and 500,000 shares issuable upon exercise of the Class B Warrants.

(11)
These include 428,572 shares issuable upon conversion of the Debentures, 428,572 shares issuable upon exercise of the Class A Warrants and 428,572 shares issuable upon exercise of the Class B Warrants.

(12)
These include 257,143 shares issuable upon conversion of the Debentures, 257,143 shares issuable upon exercise of the Class A Warrants and 257,143 shares issuable upon exercise of the Class B Warrants.

(13)
These include 214,286 shares issuable upon conversion of the Debentures, 214,286 shares issuable upon exercise of the Class A Warrants and 214,286 shares issuable upon exercise of the Class B Warrants.

(14)	These include 57,143 shares issuable upon conversion of the Debentures, 57,143 shares issuable upon exercise of the Class A Warrants and 57,143 shares issuable upon exercise of the Class B Warrants.
(15)
These include 1,428,572 shares issuable upon conversion of the Debentures, 1,428,572 shares issuable upon exercise of the Class A Warrants and 1,428,572 shares issuable upon exercise of the Class B Warrants.

(16)
These include 857,143 shares issuable upon conversion of the Debentures, 857,143 shares issuable upon exercise of the Class A Warrants and 857,143 shares issuable upon exercise of the Class B Warrants.

(17)
These include 285,715 shares issuable upon conversion of the Debentures, 285,715 shares issuable upon exercise of the Class A Warrants and 285,715 shares issuable upon exercise of the Class B Warrants.

(18)	Voting and disposition power with respect to the shares offered hereby for resale is held by Konrad Ackerman, Director.
(19)	Voting and disposition power with respect to the shares offered hereby for resale is held by Timothy Roggiero, President.
(20)	Voting and disposition power with respect to the shares offered hereby for resale is held by Joshua Silverman, Authorized Signatory.
(21)	Voting and disposition power with respect to the shares offered hereby for resale is held by Dov Perlysky, Managing Member of G.P.
(22)	Voting and disposition power with respect to the shares offered hereby for resale is held by Michael Sid, President.
(23)	Voting and disposition power with respect to the shares offered hereby for resale is held by Shahid Khan, President.
(24)	Voting and disposition power with respect to the shares offered hereby for resale is held by Bruce Meyers, President.
(25)	Voting and disposition power with respect to the shares offered hereby for resale is held by Keith A. Goodman, Manager of the General Partner.
(26)	Voting and disposition power with respect to the shares offered hereby for resale is held by Bruce Bernstein, Managing Partner.
(27)	Voting and disposition power with respect to the shares offered hereby for resale is held by Marjorie Rubin, Trustee.
(28)	Voting and disposition power with respect to the shares offered hereby for resale is held by Steven Geduld.
(29)	Voting and disposition power with respect to the shares offered hereby for resale is held by Henry Sargent, Portfolio Manager.
(30)	Voting and disposition power with respect to the shares offered hereby for resale is held by James Dotzam, Managing Principal.
(31)
On August 17, 2005, Yim Sheung Wai received an option to purchase 500,000 shares of Common Stock. The option was exercisable at $.40 per share. The option was granted in consideration of consulting services rendered in connection with assisting the Company in locating strategic business partners. Ms. Wai is not affiliated with any registered broker-dealer. The option was exercised in September 2005 and the underlying shares are being registered hereby.

(32)
On November 3, 2005, Crystal Research Associates, LLC (“Crystal”) was granted warrants to purchase 200,000 shares of Common Stock exercisable at $.45 per share. The warrants were granted in consideration of a contract entered into between the parties for Crystal to write an independent research report for the Company. Crystal is not affiliated with any registered broker-dealer. Voting and/or depositive power with rights to the 200,000 shares issuable upon exercise of the warrants is held by Karen Goldfarb, Crystal’s President.

Index

DESCRIPTION OF SECURITIES
General

The Company is authorized to issue 500,000,000 shares of Common Stock, par value $.001 per share. As of June 20, 2006, there were 21,511,792 shares of Common Stock issued and outstanding held by 162 shareholders of record as of June 20, 2006.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Holders of shares of Common Stock are not entitled to cumulative voting rights. The favorable vote of a plurality of the votes of the shares of Common Stock is necessary to elect the directors of the Company. To take all other actions, a majority of the votes of the shares of Common Stock outstanding is necessary. The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock, when issued in exchange for the consideration set forth herein, will be, validly issued, fully paid and non-assessable.

Warrants

The following discussion is subject to the terms and conditions of the Class A and Class B Warrants, copies of which are incorporated by reference hereto.

Terms. For each Unit issued in the Offering, the Company also issued Class A Warrants and Class B Warrants to purchase such number of shares of Common Stock determined by dividing the purchase price per Unit of $25,000 by the $.30 per share Conversion Price of the Debentures, as adjusted, or 83,333 shares per Unit (of which 71,429 shares are registered for resale hereby). Each Class A Warrant entitles the holder to purchase one share of Common Stock at any time after issuance at an exercise price per Class A Warrant of $.38 per share. The Class A Warrants shall expire on the second anniversary of the Effective Date of this Registration Statement, but not later than February 15, 2008 and be subject to other terms and conditions described below. Each Class B Warrant entitles the holder to purchase one share of Common Stock at any time after issuance at an exercise price of $.45 per share. The Class B Warrants shall expire on the third anniversary of the Effective Date of this Registration Statement, but not later than February 15, 2009 and be subject to other terms and conditions described below. The Class A Warrants and the Class B Warrants are sometimes collectively referred to herein as the “Warrants.” The actual number of securities underlying the Units will be determined on the Closing Date based on the Average Closing Price. The Warrants may be exercised in whole or in part, at any time and from time to time during the Exercise Period. Warrants may be exercise for cash or pursuant to a “cashless exercise” right. Unless exercised, the Warrants will automatically expire at the end of the Exercise Period, subject to earlier termination by reason of redemption.

Anti-Dilution Provisions. The Exercise Price of the Warrants shall be subject to adjustment from time to time in the event of any stock split, reverse stock split, stock dividend, distributions, recapitalization, reorganization, reclassification or similar events. In addition, if at any time prior to the expiration dates of the Warrants, the Company issues or sells any shares of Common Stock or any equity or equity equivalent securities (collectively, “Common Stock Equivalents”) for a per share consideration less than the Exercise Price on the date of such issuance or sale (a “Dilutive Issuance”), then the Exercise Price shall be adjusted so as to equal the value of the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock or Common Stock Equivalents so issued.

Redemption. The Class A Warrants and Class B Warrants will be subject to redemption by the Company at $.001 per Warrant, on not less than 30 days’ prior written notice to the holders of the Warrants at any time commencing 6 months and 12 months, respectively, after the Effective Date of this Registration Statement assuming the resale of the Warrant Shares has been declared effective by the SEC and is in effect prior to the date of the notice of redemption and remains in effect; provided (i) the average closing bid quotation or last sales price of the Common Stock, as applicable, has been at least 175% of the respective Exercise Prices per share for a period of 20 consecutive trading days ending not more than 15 days prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until 5:00 p.m. on the day immediately preceding the date fixed for redemption.

Index

Dividends

To date, the Company has not declared or paid any dividends on its Common Stock. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, any dividend restrictions or prohibitions under outstanding loan agreements, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in the Company's business operations.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock, and the warrant agent for the Warrants is Holladay Stock Transfer, Inc., 2939 N. 67th Place, Scottsdale, AZ 85251.

SEC Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

Certain Market Information

Our Common Stock is listed on the OTCBB. There is no listing for the Debentures or the Warrants. However, there has been limited trading, to date, of our Common Stock. An OTCBB listing does not guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities could be resold at their original offering price or at any other price. Any market for our securities on the OTCBB will very likely be a limited one and, in all likelihood, be highly volatile. Although we intend to apply for a listing on Nasdaq or an exchange, when qualified, there is no assurance we will obtain such a listing. In any event, if our securities trade at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

Federal regulations governing “penny stocks” could have a detrimental effect on holders of our securities. Our securities are subject to the SEC rules that impose special sales practice requirements upon broker-dealers that sell such securities to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop. In addition, the SEC has adopted a number of rules to regulate “penny stocks.” Because our securities currently constitute a “penny stock” within the meaning of these rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our securities to sell their securities in any market that may develop for them.

Equity Compensation Plan Information

See “Executive Compensation - 2006 Non-Qualified Stock Compensation Plan and 2005 Stock Option Plan” described above.

Index

PLAN OF DISTRIBUTION

The shares being offered for resale pursuant to this prospectus may be sold by the selling shareholders for their respective accounts. The selling shareholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares. The distribution of the shares by the selling shareholders is not subject to any underwriting or other agreement. Each selling shareholder must use a broker-dealer which is registered in the state in which the selling shareholder seeks to sell their shares.

The shares may be sold or transferred for value by the selling shareholders, in one or more transactions, on the OTCBB, in privately negotiated transactions or in a combination of such methods. The shares may be sold or transferred at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholders may effect such transactions by selling or transferring the shares to or through brokers and/or dealers, and such brokers or dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers/transferees of the shares for whom such brokers or dealers may act as agent. Such broker or dealer compensation may be less than or in excess of customary commissions. However, the maximum compensation to be received by any NASD member or independent broker dealer will not be greater than eight (8%) percent of the gross proceeds of any sale. The selling shareholders and any broker or dealer that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act and under the NASD Corporate Financing Rules.

Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each of such selling shareholder and the participating brokers and/or dealers,

•	the number of shares involved,

•	the price at which such shares are being sold,

•	the commissions paid or the discounts or concessions allowed to such brokers and/or dealers,

•	where applicable, that such brokers and/or dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and

•	other facts material to the transaction.

Any of the shares of our common stock being offered for sale pursuant to this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Index

Other than as a selling stockholder, Meyers, an NASD member firm, will not participate under this resale prospectus and distribution. Meyers was, however, granted an irrevocable right of first refusal pursuant to the Placement Agency Agreement between Meyers and the Company dated as of June 30, 2005 (the “Placement Agency Agreement”). The right of first refusal covers this offering and all future public offerings or private financings (whether debt or equity) to purchase for Meyers account or to sell for the account of the Company. It does not include commercial bank financing arrangements entered into by the Company. The other material terms of the Placement Agency Agreement, attached hereto as Exhibit 10.8, are as follows:

1. Meyers agreed to deliver the subscription funds received from the investors to the Company for deposit in a segregated escrow account at an independent banking institution and agreed to deliver the executed copies of the Subscription Agreements to the Company;

2.  Meyers was given the option to engage other persons selected by Meyers to assist Meyers in the Offering;

3. The Company agreed to enter into a separate agreement (the "Investment Banking Agreement") with Meyers, pursuant to which the Company retained Meyers and agreed to pay Meyers a fee of five (5%) percent of the first $5,000,000, two and one-half (2-1/2%) percent of the amount over $5,000,000 but less than $10,000,000, and 1% of the amount over $10,000,000 of the consideration paid or received by the Company (or by any subsidiary or affiliated entity of the Company) in any transaction (including mergers and acquisitions, joint ventures and other business transactions) consummated by the Company or any subsidiary or affiliated entity of the Company, which is introduced to the Company by Meyers; and

4. Finally, the Company agreed that, for a period of three years from June 30, 2005, it would not solicit any offer to buy from or offer to sell to any person introduced to the Company by Meyers in connection with the Offering.

There can be no assurance that the selling shareholders will sell or transfer any of the Shares being offered pursuant to this prospectus.

EXPERTS

Our consolidated financial statements as of December 31, 2005 and for the two years then ended, have been included in this prospectus and in the Registration Statement upon the report of Moen and Company, Canadian Chartered Accountants, on their audit of our financial statements given on the authority of this firm as an expert in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Common Stock offered in this Offering will be passed upon by Phillips Nizer LLP, 666 Fifth Avenue, New York, NY 10103-0084.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

Index

CHINA MOBILITY SOLUTIONS, INC.

Index
CHINA MOBILITY SOLUTIONS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005

CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

Stated in U.S. dollars	March 31, 2006	December 31, 2005
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash and Cash Equivalents	$5,741,569	$6,138,609
Accounts receivable	6,835	5,870
Prepaid Expenses and Other Current Assets	113,131	235,165
Amount due from related parties	45,721	33,249

Total Current Assets	5,907,256	6,412,893

Investment	1	1
Property and Equipment, Net (Note 2)	5,646	6,248
Goodwill	4,802,520	4,802,520
Other assets	692	701

Total Assets	$10,716,115	$11,222,363

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Other Accrued Liabilities	$336,735	$362,013
Deferred Revenue	2,626,886	3,053,282
Convertible Debentures (Note 3)	3,350,000	3,350,000

Total Current Liabilities	6,313,621	6,765,295

Stockholders' Equity
Common Stock : $0.001 Par Value
Authorized : 500,000,000 common shares
Issued and Outstanding : 20,011,792 shares (2005: 20,011,792 shares)	20,012	20,012
Additional Paid In Capital	18,442,826	18,442,826
Accumulated Deficit	(13,862,008)	(13,804,409)
Accumulated Other Comprehensive Loss	(198,336)	(201,361)

Total Stockholders' Equity	4,402,494	4,457,068

Total Liabilities and Stockholders' Equity	$10,716,115	$11,222,363

(The accompanying notes are an integral part of these consolidated financial statements)

 F 1

Index

CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
Stated in U.S. dollars	March 31, 2006	March 31, 2005

Revenue
Mobile marketing services	$1,440,917	$1,052,529
Tuition fee	19,027	74,678
	1,459,944	1,127,207
Cost of revenue
Mobile marketing services	291,833	223,545
Tuition fee	4,632	10,439
	296,465	233,984

Gross profit	1,163,479	893,223

Expenses
Advertising and promotion	199,171	141,320
Consulting and professional	89,979	16,156
Depreciation	611	592
Foreign exchange loss (gain)	(1,310)	3,578
General and administrative	36,274	24,317
Interest expense	54,312	-
Investor relations	87,825	-
Liquidated damages	201,000	-
Rent	235,913	158,615
Salaries, wages and sub-contract	341,861	300,583
Website development	-	80,000
	1,245,636	725,161

Operating Income (Loss)	(82,157)	168,062

Other Income
Interest income	24,558	17,242
Other income	-	1,984
	24,558	19,226

Income (loss) before minority interest	(57,599)	187,288

Minority interest	-	(126,547)

Net Income (Loss) Available to Common Stockholders	$ (57,599)	$60,741

Earnings (loss) per share attributable to common stockholders:
Basic and diluted	(0.00)	$0.00

Weighted average number of common shares outstanding:
Basic and diluted	20,011,792	16,024,670

(The accompanying notes are an integral part of these consolidated financial statements)

 F 2

Index

CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the three month period ended March 31, 2006 and year ended December 31, 2005
(Unaudited)

						Accumulated
		Stock	Additional			Other
	Common	Amount At	Paid In	Accumulated	Comprehensive	Comprehensive
Stated in U.S. dollars	Shares	Par Value	Capital	Deficit	Income (Loss)	Income (Loss)	Total

Balance, December 31, 2004	15,826,792	$ 15,827	$ 8,770,378	$ (4,640,956)		$ (183,532)	$3,961,717

Issuance of common stock for cash on
exercise of stock options on February
24, 2005 @$0.30	495,000	495	148,005				148,500

Issuance of common stock for services
rendered	600,000	600	350,700				351,300

Issuance of common stock for cash on
exercise of stock options on September
1, 2005 @$0.40	500,000	500	199,500				200,000

Issuance of common stock for cash on
exercise of stock options on September
1, 2005 @$0.35	2,590,000	2,590	903,910				906,500

Stock-based compensation			126,000				126,000

Fair value of new Series 'A' warrants issued			3,254,305				3,254,305

Fair value of new Series 'B' warrants issued			3,637,165				3,637,165

Intrinsic value of the conversion feature of the
convertible debenture			1,052,863				1,052,863

Net income (loss) for the year ended
December 31, 2005				(9,163,453)	(9,163,453)		(9,163,453)

Foreign currency translation adjustments					(17,829)	(17,829)	(17,829)

Total comprehensive income (loss)					$ (9,181,282)

Balance, December 31, 2005	20,011,792	$ 20,012	$18,442,826	$ (13,804,409)		$ (201,361)	$4,457,068

Net income (loss) for the three months ended
March 31, 2006				(57,599)	(57,599)		(57,599)

Foreign currency translation adjustments					3,025	$3,025	3,025

Total comprehensive income (loss)					$(54,574)

Balance, March 31, 2006	20,011,792	$20,012	$18,442,826	$ (13,862,008)		$(198,336)	$4,402,494

(The accompanying notes are an integral part of these consolidated financial statements)

F 3

Index

CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
Stated in U.S. dollars	March 31, 2006	March 31, 2005

Cash flows from operating activities
Net income (loss)	$(57,599)	$60,741
Adjustments to reconcile net loss to net cash
Provided by (Used in) operating activities
Depreciation and amortization	611	592
Interest expenses on intrinsic value of the convertible debenture
Translation adjustments	3,025	2,045
Minority interest	-	126,547
Changes in assets and liabilities
(Increase)Decrease in accounts receivable	(965)	5,336
(Increase)Decrease in prepaid expenses and other current assets	122,034	8,451
Increase in amount due from (to) related parties	(12,472)	(29,202)
Decrease in accounts payable	(25,278)	59,522
Increase in deferred revenue	(426,396)	(95,419)
Net cash provided by (used in) operating activities	(397,040)	138,613

Cash flows from financing activities
Issuance of common stock for cash	-	148,500
Net cash flows provided by financing activities	-	148,500

Increase (Decrease) in cash and cash equivalents	(397,040)	287,113

Cash and cash equivalents - beginning of period	6,138,609	5,380,622

Cash and cash equivalents - end of period	$5,741,569	$5,667,735

Supplemental Information :
Cash paid for :
Interest	$53,600	$1
Income taxes	-	-

(The accompanying notes are an integral part of these consolidated financial statements)

F 4

Index
CHINA MOBILITY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
( Unaudited )

1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s annual consolidated financial statements and the notes thereto for the fiscal year ended December 31, 2005 included in its Annual Report on Form 10-KSB.

The unaudited condensed consolidated financial statements include China Mobility Solutions, Inc. and its subsidiaries. All inter-company transactions and accounts have been eliminated.

Certain items have been reclassified to conform to the current period presentation. There is no effect on total results of operations or stockholders’ equity.

2. Property and Equipment

	March 31,	December 31,
	2006	2005

Equipment	$ 26,986	$ 26,986
Library	9,554	9,554
Furniture	10,189	10,189
Total	46,729	46,729
Less : Accumulated depreciation	(41,083)	(40,481)
Net book figures	$ 5,646	$ 6,248

The depreciation expense charged to continuing operations for the three-month period ended March 31, 2006 was $611 (2005: $592).

F 5

Index

3. Convertible debentures

On August 15, 2005, the Company completed an offering of 134 units ("Units") for $3,350,000. Each Unit was sold for $25,000, consisting of $25,000 principal amount of senior convertible debentures (the "Debentures"), and one new Series “A” Warrant and one new Series “B” Warrants. The Debentures are initially convertible at $0.35 per share for 71,429 shares of common stock of the Company; maturing on August 15, 2006 and accruing interest at a rate of not less than 6% per annum equal to the sum of 2% per annum plus the one-month London Inter-Bank Offer Rate (“LIBOR”). The Debentures are subject to redemption at 125% of the principal amount plus accrued interest commencing six months after the effective date (the "Effective Date") of the registration statement. The registration statement has not been approved by the regulatory authority.

Each Unit also includes: (i) new Series “A” Warrants exercisable at $0.44 per share to purchase 71,429 shares of Common Stock of the Company for two years from the Effective Date, but no later than February 15, 2008; and (ii) new Series “B” Warrants exercisable at $0.52 per share to purchase 71,429 shares of Common Stock for three years from the Effective Date, but no later than February 15, 2009. The new Series “A” and new Series “B” Warrants are subject to redemption by the Company at $0.001 per Warrant at any time commencing six months and twelve months, respectively, from the Effective Date, provided the average closing bid price of the common stock of the Company equals or exceeds 175% of the respective exercise prices for 20 consecutive trading days.

On January 18, 2006, the Company received a letter (the “Default Notice”) from the attorney for Southridge Partners, LP, (the “Lender”) the holder of $500,000 principal amount of the Company's Senior Convertible Debentures (the “Debenture”) stating that the Company was in default of certain transaction agreements (the “Transaction Agreements”) issued in connection with the Debenture by virtue of the Company's issuance of registered shares of stock to employees and consultants under a Form S-8 registration statement and the filing of the Form S-8 prior to the date of effectiveness (the “Effective Date”) of the Company’s SB-2 Registration Statement required under the Registration Rights Agreement (one of the Transaction Agreements).

The Debenture was issued on August 15, 2005, as part of a $3,350,000 offering of units. Under the original terms of the Debenture, each unit included $25,000 principal amount of Debentures, initially convertible at $.35 per share, matured on August 15, 2006 and accrued interest at not less than 6% per annum equal to the sum of 2% per annum plus the one month LIBOR rate. Each unit also included Class A Warrants exercisable at $.44 per share and Class B Warrants exercisable at $.52 per share.

The Company denied that it was in default of the Transaction Agreements; however, in order to avoid costly litigation, the parties entered into a waiver/settlement agreement as of May 4, 2006 (the “Waiver/Settlement Agreement”).

In accordance with the terms of the Waiver/Settlement Agreement, the initial conversion price of the Debenture was reduced from $.35 per share to $.30 per share, the Class A Warrant exercise price was reduced from $.44 to $.38 per share and the Class B Warrant exercise price was reduced from $.52 to $.45 per share. In addition, the number of shares of the Company’s common stock exercisable upon conversion of each $25,000 principal amount of Debenture and upon exercise of the Class A and Class B Warrants included in each Unit was increased from 71,429 shares to 83,333 shares for each of the Debenture, Class A Warrants and Class B Warrants, or an aggregate of 250,000 shares per unit.

The Lender waived the S-8 Default set forth in the Default Notice and the Company agreed not to file any additional S-8 Registration Statements prior to 45 days after the Effective Date of the Registration Statement.

The Company has recorded $201,600 as expense for estimated liquidated damages in the statement of operations for the quarter ended March 31, 2006.

As of March 31, 2006, interest payable of $27,512 has been recorded as part of the accounts payable.

F 6

Index

4. Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per share are computed by dividing net earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

The following table sets forth the computations of shares and net loss used in the calculation of basic and diluted loss per share for the three-month periods ended March 31, 2006 and 2005:

	Three months ended
	March 31,
	2006	2005

Net income (loss) for the period	(57,599)	60,741

Weighted-average number of shares outstanding	20,011,792	16,024,670

Effective of dilutive securities :
Dilutive options - $0.30	-	-
Dilutive warrants new Series "A" - $0.44	-	-
Dilutive warrants new Series "B" - $0.52	-	-
Dilutive potential common shares	-	-

Adjusted weighted-average shares and assumed conversions	20,011,792	16,024,670

Basic income (loss) per share attributable to common shareholders	$ (0.00)	$ 0.00

Diluted income (loss) per share attributable to common shareholders	$ (0.00)	$ 0.00

The effect of outstanding options and warrants was not included as the effect would be antidilutive.

 F 7

Index

5. Share Purchase Warrants

During the quarter ended March 31, 2006, 10 Series “B” warrants which entitle the holders to purchase a common share of the Company at $2.25 each expired on March 31, 2006.
As of March 31, 2006, 134 new Series “A” warrants were outstanding which entitle the holders to purchase 71,429 common shares of the Company at $0.44 each within two years from the Effective Date but no later than February 15, 2008. 134 new Series “B” warrants were outstanding which entitle the holders to purchase 71,429 common shares of the Company at $0.52 each within three years from the Effective Date but no later than February 15, 2009.

6. Stock Options

The Company filed a Form S-8 Registration Statement for its 2006 non-qualified Stock Option Plan” with Securities Exchange Commission on November 3, 2005. The total number of shares of the Company available for grants of stock options and common stock under the Plan shall be 4,000,000 common shares. Stock options may be granted to non-employees and directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company. All stock options granted hereunder must be granted within ten years from the earlier of the date of this Plan is adopted or approved by the Company’s shareholders. No stock option granted to any employee or 10% shareholder shall be exercisable after the expiration of ten years from the date such non qualifying stock option (“NQSO”) is granted. The Company, in its discretion, may provide that an Option shall be exercisable during such ten year period or during any lesser period of time, through the delivery of fully paid and non-assessable common shares, with an aggregate fair market value on the date the NQSO is exercised equal to the option price, provided such tendered shares have been owned by the Optionee for at least one year prior to such exercise.

Options outstanding at March 31, 2006 were 660,000 with an option price of $0.30 each. No options were granted, exercised, canceled or forfeited during the quarter ended March 31, 2006. The weighted average remaining contractual life is 1.31 years.

Prior to January 1, 2006, the Company accounted for stock-based awards under the intrinsic value method, which followed the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. The intrinsic value method of accounting resulted in compensation expense for stock options to the extent that the exercise prices were set below the fair market price of the Company’s stock at the date of grant.

As of January 1, 2006, the Company adopted SFAS No. 123(R) using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes valuation model, which is consistent with the Company’s valuation techniques previously utilized for options in footnote disclosures required under SFAS No. 123, “Accounting for Stock Based Compensation”, as amended by SFAS No. 148, “Accounting for Stock Based Compensation Transition and Disclosure”.

Since the Company did not issue stock options to employees during the three months ended March 31, 2006 or 2005, there is no effect on net loss or earnings per share had the Company applied the fair value recognition provisions of SFAS No. 123(R) to stock-based employee compensation. When the Company issues shares of common stock to employees and others, the shares of common stock are valued based on the market price at the date the shares of common stock are approved for issuance.

F 8

Index

7. Related Party Transactions

During the three-month period ended March 31, 2006, the Company paid $14,475, as compared with  $5,296 during the comparable period in 2005, to a director and an officer as wages and benefits.

As of March 31, 2006, the Company had an amount of $21,421, as compared with $21,443 as of December 31, 2005, due from a company with a common director without interest or specific terms of repayment.

As of March 31, 2006, the Company advanced $9,730, as compared with $8,485 as of December 31, 2005, to a director of the Company for expenses to be incurred on behalf of the Company.

8. New Accounting Pronouncements

There have been no new pronouncements issued since March 31, 2005, that are expected to have a material impact on the Company’s financial statements.

9. Segment and Geographic Data

The Company’s reportable segments are geographic areas and two operating segments, the latter comprised of mobile communication and ESL education. Summarized financial information concerning the Company’s reportable segments is shown in the following table. The “Other” column includes corporate related items, and, as it relates to segment profit (loss), income and expenses not allocated to reportable segments.

A. By geographic areas	China	Canada	Other	Total

Three months ended March 31, 2006
Revenue from continuing operations	$ 1,440,917	$ 19,027	$ -	$ 1,459,944
Operating income (loss)	387,730	(39,158)	(430,729)	(82,157)
Total assets	3,257,230	298,983	7,159,902	10,716,115
Depreciation	-	611	-	611
Interest income	6,303	397	17,858	24,558
Income from discontinued operations	-	-	-	-
Investment in equity method investee	-	-	1	1

Three months ended March 31, 2005
Revenue from continuing operations	$ 1,052,529	$ 74,678	$ -	$ 1,127,207
Operating income (loss)	257,183	7,212	(96,333)	168,062
Total assets	6,589,865	112,381	46,720	6,748,966
Depreciation	-	584	8	592
Interest income	17,238	4	-	17,242
Income from discontinued operations	-	-	-	-
Investment in equity method investee	-	-	1	1

 F 9

Index

B. By operating segments	Mobile communications	ESL education	Other	Total

For the three months ended March 31, 2006
Revenue from external customers	$ 1,440,917	$ 19,027	$ -	$ 1,459,944
Intersegment revenue	-	-	-	-
Interest revenue	6,303	397	17,858	24,558
Interest expense	-	-	54,312	54,312
Depreciation	-	436	175	611
Segment operation profit (loss)	387,730	(12,385)	(457,502)	(82,157)
Segment assets	3,257,230	78,739	7,380,146	10,716,115

For the three months ended March 31, 2005
Revenue from external customers	$ 1,052,529	$ 74,678	$ -	$ 1,127,207
Intersegment revenue	-	-	-	-
Interest revenue	-	4	17,238	17,242
Interest expense	-	-	1	1
Depreciation	-	542	50	592
Segment operation profit (loss)	258,260	28,235	(118,433)	168,062
Segment assets	2,303,522	99,819	4,345,625	6,748,966

F 10

Index

MOEN AND COMPANY
CHARTERED ACCOUNTANTS
Member:	Securities Commission Building
Canadian Institute of Chartered Accountants	PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia	Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (U.S.A.) (From 1965)
Vancouver, British Columbia
Registered with:	Canada V7Y 1C6
Public Company Accounting Oversight Board (U.S.A.) (PCAOB)
Canadian Public Accountability Board (CPAB)	Telephone: (604) 662-8899
Canada - British Columbia Public Practice License	Fax: (604) 662-8809
Email: moenca@telus.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
China Mobility Solutions, Inc.

We have audited the accompanying consolidated balance sheets of China Mobility Solutions, Inc. as of December 31, 2005 and December 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Mobility Solutions, Inc. as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

“Moen and Company LLP”
(“Signed”)
Chartered Accountants
Vancouver, British Columbia, Canada March 31, 2006

F 11

Index

CHINA MOBILITY SOLUTIONS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005

CHINA MOBILITY SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004

Stated in U.S. dollars	2005	2004

ASSETS

Current Assets
Cash and Cash Equivalents	$6,138,609	$5,380,622
Accounts receivable	5,870	34,560
Prepaid Expenses	235,165	33,070
Amount due from related parties	33,249	18,322

Total Current Assets	6,412,893	5,466,574

Investment	1	1
Property and Equipment, Net (Note 4)	6,248	6,549
Goodwill	4,802,520	973,906
Other assets	701	-
Total Assets	$11,222,363	$6,447,030

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$260,326	$340,824
Accrued Liabilities	101,687	-
Deferred Revenue	3,053,282	2,111,698
Convertible Debentures (Note 5)	3,350,000	-

Total Current Liabilities	6,765,295	2,452,522

Minority Interest	-	32,791

Stockholders' Equity
Common Stock : $0.001 Par Value
Authorized : 500,000,000 common shares
Issued and Outstanding : 20,011,792 shares (2004: 15,826,792 shares)	20,012	15,827
Additional Paid In Capital	18,442,826	8,770,378
Retained Earnings (Deficit)	(13,804,409)	(4,640,956)
Accumulated Other Comprehensive Loss	(201,361)	(183,532)

Total Stockholders' Equity	4,457,068	3,961,717

Total Liabilities and Stockholders' Equity	$11,222,363	$6,447,030

The accompanying notes are an integral part of the consolidated financial statements

F 12

Index

CHINA MOBILITY SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2005 AND 2004

Stated in U.S. dollars	2005	2004

Revenue
Mobile marketing services	$4,703,348	$1,871,960
Tuition fees	199,280	298,806
	4,902,628	2,170,766
Cost of revenue
Mobile marketing services	1,372,707	412,222
Tuition fee	54,584	61,013
	1,427,291	473,235
Gross profit	3,475,337	1,697,531
Expenses
Advertising and promotion	953,720	541,142
Commissions	376,146	-
Consulting and professional	339,128	116,784
Depreciation	2,705	2,071
Fair value of warrants issued	6,891,486	-
Foreign exchange gain	(109,880)	(24,029)
General and administrative	309,513	110,116
Impairment of marketable securities	-	172,250
Investor relations	263,475	-
Liquidated damages (Note 12)	33,500	-
Rent	797,509	296,920
Salaries, wages and sub-contract	1,391,221	724,493
Management fees - stock-based compensation	126,000	-
Website development	80,000	-
	11,454,523	1,939,747
Operating Loss	(7,979,186)	(242,216)

Other Income and Expenses
Interest income	84,932	82,602
Interest expense on convertible debentures	(77,887)	-
Interest expense - intrinsic value of the conversion feature of debenture (Note 9)	(1,052,863)	-
Other income	20	10,272
Equity loss	-	(81,273)
	(1,045,798)	11,601

Loss before minority interest and discontinued operations	(9,024,984)	(230,615)
Minority interest	(138,469)	(28,157)
Loss from Continuing Operations	(9,163,453)	(258,772)

Discontinued operations
Gain on disposal of internet-related operations	-	3,319,098
Loss on disposal of business press operations	-	(41,292)
Loss from discontinued operations	-	(362)
	-	3,277,444

Net Income (Loss) Available to Common Stockholders	$(9,163,453)	$3,018,672

Earnings (loss) per share attributable to common stockholders:
Earnings (loss) from continuing operations	$(0.52)	$(0.02)
Earnings (loss) from discontinued operations	0.00	0.22
Total basic and diluted	$(0.52)	$0.20

Weighted average number of common shares outstanding:
Basic and diluted	17,633,162	14,856,834

The accompanying notes are an integral part of the consolidated financial statements

F 13

Index
CHINA MOBILITY SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Years Ended December 31, 2005 and 2004

		Number of
		Common			Accumulated		Accumulated
		Shares	Stock	Additional	Retained		Other
	Common	(Retroactively	Amount At	Paid In	Earnings	Comprehensive	Comprehensive
Stated in U.S. dollars	Shares	Stated)	Par Value	Capital	(Deficit)	Income (Loss)	Income (Loss)	Total

Balance, December 31, 2003	41,360,010	13,786,792	$41,360	$8,194,045	$(7,659,628)		$(163,763)	$412,014

Issuance of common stock for acquisition of Quicknet on June 23, 2004	6,120,000	2,040,000	6,120	544,680				550,800

Reverse stock split 3:1 on June 24, 2004	(31,653,218)		(31,653)	31,653				-

Net income for the year ended December 31, 2004					3,018,672	3,018,672		3,018,672

Foreign currency translation adjustments						(19,769)	(19,769)	(19,769)

Total comprehensive income						$2,998,903

Balance, December 31, 2004	15,826,792	15,826,792	$15,827	$8,770,378	$(4,640,956)		$(183,532)	$3,961,717

Issuance of common stock for cash on exercise of stock options on February 24, 2005 @$0.30	495,000		495	148,005				148,500

Issuance of common stock for services rendered	600,000		600	350,700				351,300

Issuance of common stock for cash on exercise of stock options on September 1, 2005 @$0.40	500,000		500	199,500				200,000

Issuance of common stock for cash on exercise of stock options on September 1, 2005 @$0.35	2,590,000		2,590	903,910				906,500

Stock-based compensation				126,000				126,000

Fair value of Series 'C' warrants issued				3,254,305				3,254,305

Fair value of Series 'D' warrants issued				3,637,165				3,637,165

Intrinsic value of the conversion feature of the convertible debenture				1,052,863				1,052,863

Net loss for the year ended December 31, 2005					(9,163,453)	(9,163,453)		(9,163,453)

Foreign currency translation adjustments						(17,829)	(17,829)	(17,829)
Total comprehensive income (loss)						$(9,181,282)
Balance, December 31, 2005	20,011,792		$20,012	$18,442,826	$(13,804,409)		$(201,361)	$4,457,068

The accompanying notes are an integral part of the consolidated financial statements

F 14

Index

CHINA MOBILITY SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005 AND 2004

Stated in U.S. dollars	2005	2004
Cash flows from operating activities
Net income (loss)	$(9,163,453)	$3,018,672
Less: loss from discontinued operations	-	362
Adjustments to reconcile net loss to net cash
Provided by (Used in) operating activities
Depreciation and amortization	2,705	2,071
Stock-based compensation	126,000	-
Fair value of warrants issued	6,891,486	-
Interest expenses on intrinsic value of the convertible debenture	1,052,863	-
Translation adjustments	(17,829)	(19,769)
Minority interest	138,469	28,157
Impairment of marketable securities	-	172,250
Gain on disposal of Internet-related operations	-	(3,319,098)
Loss on disposal of business press operations	-	41,292
Non-cash - share issued for consulting fees, less prepaid	279,475	-
Equity loss	-	81,273
Changes in assets and liabilities
Decrease in accounts receivable	28,690	57,107
(Increase)Decrease in prepaid expenses and other current assets	(115,007)	9,174
Increase in amount due from related parties	(14,927)	(18,322)
Increase (Decrease) in accounts payable and accrued liabilities	5,189	(75,848)
Increase in deferred revenue	941,584	468,649
Net cash provided by (used in) operating activities	155,245	445,970

Cash flows from investing activities
Cash transferred in from acquisition of Quicknet	-	1,477,355
Purchases of remaining interest of Quicknet	(4,000,000)	-
Purchases of property and equipment	(2,368)	-
Net cash from sale of assets	-	152,381
Net cash provided by discontinued operations	-	631
Net cash flows provided by (used in) investing activities	(4,002,368)	1,630,367

Cash flows from financing activities
Issuance of common stock for cash	1,255,000	-
Issuance of convertible debentures for cash	3,350,000	-
Net cash flows provided by financing activities	4,605,000	-

Effect of exchange rate changes on cash	110	694

Increase in cash and cash equivalents	757,987	2,077,031

Cash and cash equivalents - beginning of year	5,380,622	3,303,591

Cash and cash equivalents - end of year	$6,138,609	$5,380,622

Supplemental Information :
Cash paid for :
Interest on debentures	$51,087	$69
Income taxes	-	-

Non-cash investment :
Issuance of 6,120,000 common shares for the acquisition of Quicknet	$-	$550,800
Issuance of 600,000 common shares for services rendered	351,300	-

The accompanying notes are an integral part of the consolidated financial statements

F 15

Index

CHINA MOBILITY SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005
(Stated in U.S. dollars)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

China Mobility Solutions, Inc. (“the Company”), previously known as Xin Net Corp., was incorporated under the laws of the State of Florida on September 12, 1996, with an authorized capital of 50,000,000 shares of $0.001 par value common stock. The Company’s principal business activities include providing mobile/wireless communication; in particular, Short Message Services (“SMS”) and education and training courses for foreign students.

Prior to June 2003, the Company commenced providing internet-related services, including domain name registration, web hosting and other value-added services, such as e-commerce and advertising in several major cities in the Peoples Republic of China (“PRC”). Due to the lack of funding and high competition in the market, the Company completed the sale of its internet-related services in the PRC in 2004.

Summary of Significant Accounting Policies

Principles of consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as outlined in Notes 2 and 3. All significant inter-company transactions and balances have been eliminated on consolidation.

Accounting method - The Company’s financial statements are prepared using the accrual method of accounting.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk - The Company maintains Renminbi cash balances in banks in the People’s Republic of China and U.S. Dollar cash balances in Canadian and Hong Kong banks, that are not insured. Revenues were derived in geographic locations outside the United States. The ELSA program of Windsor accounts for 40% of the total tuition fees and 4% of the total revenue of the Company. The SMS of Quicknet accounts for 96% of the total revenue of the Company.

Cash and cash equivalents - Cash equivalents consists of term deposits with original maturities of three months or less.

Investments - The Company determines the appropriate classification of marketable debt and equity securities at the time of purchase and reevaluates such designation as of each balance sheet date. All marketable debt securities are classified as held-to-maturity and are carried at amortized cost, which approximates fair value. Investments are written down by a charge to operations for any impairment in value.

Accounts receivable and allowance for doubtful accounts - Accounts receivable are recorded net of allowances for doubtful accounts and reserves for returns. In the normal course of business, the Company extends credit to customers that satisfy predefined credit criteria. The Company is required to estimate the collectibility of its receivables. Reserves for returns are based on historical return rates and sales patterns. Allowances for doubtful accounts are established through the evaluation of accounts receivable agings and prior collection experience to estimate the ultimate realization of these receivables.

Property and equipment - Property and equipment, stated at cost, is depreciated using the declining balance method as follows:

Furniture & fixture	20%	Declining balance method
Machinery & equipment	20%	Declining balance method
Computer equipment	30%	Declining balance method
Library	100	Declining balance method

Goodwill - Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. Goodwill acquired has to be evaluated for impairment on an annual basis going forward according to Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets”. The standard requires a two-step process to be performed to analyze whether or not goodwill has been impaired. Step one requires that the fair value be compared to book value. If the fair value is higher than the book value, no impairment is indicated and there is no need to perform the second step of the process. If the fair value is lower than the book value, step two must be evaluated. Step two requires a hypothetical purchase price allocation analysis to be done to reflect a current book value of goodwill. The current value is then compared to the carrying value of goodwill. If the current fair value is lower than the carrying value, an impairment must be recorded. Annually, the goodwill is tested for impairment in the fourth quarter.

F 16

Index

Long-lived assets - The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

Revenue recognition - The Company’s revenues for 2005 consisted of revenues from SMS, education and training services. In accordance with Securities and Exchange Commission, or S.E.C., Staff Accounting Bulletin No. 104, "Revenue Recognition” and the Emerging Issue Task Force, or EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliveries" the Company recognizes revenue when the following criteria are met: persuasive evidence that an arrangement exists; delivery has occurred or services have been rendered; the price to the customer is fixed or determinable; and collectability is reasonably assured. If all of the above criteria have been met, revenues are principally recognized upon shipment of products or when services have been rendered. Revenues derived from SMS, education and training are recognized as the services are performed. Amounts received from customers in advance of the period in which service is rendered are deferred and recorded on the balance sheet as a liability under “deferred revenue.”

Cost recognition - Cost of service includes direct costs to produce products and provide services.

Deferred revenue and deferred cost - Deferred revenue for 2005 consists primarily of SMS, education and training revenue received prior to the period in which service is rendered.

Capitalized software costs - The Company accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed.” SFAS No. 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company’s software has completed system testing and has been determined viable for its intended use. Accordingly, the Company did not capitalize any development costs during the period.

Advertising costs - Advertising costs are expensed as incurred. These expenses include production, media and other promotional and sponsorship costs. Total advertising costs charged to operations amounted to $953,720 for 2005 and $541,142 for 2004. Total advertising costs included in discontinued operations amounted to $nil for 2005 and $2,193 for 2004.

Income taxes - The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Foreign currency translations - The assets and liabilities of the Company’s foreign operations are generally translated into U.S. dollars at current exchange rates, and revenues and expenses are translated at average exchange rates for the year. Resulting foreign currency translation adjustments are reflected as a separate component of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

Fair value of financial instruments - For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and current liabilities, the carrying amounts approximate fair value due to their short maturities.

Business segment information - The Company discloses information about its reportable segments in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” The Company’s reportable segments are geographic areas. The accounting policies of the operating segments are the same as those for the Company.

Earnings per share - Basic earnings or loss per share are based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings/loss per share is computed by dividing income/loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, “Earnings Per Share.” Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Convertible securities that could potentially dilute basic earnings per share in the future such as options and warrants are not included in the computation of diluted earnings per share because to do so would be antidilutive. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

F 17

Index

Stock-based compensation - The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company’s stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No.123, “Accounting for Stock-Based Compensation,” established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123. In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB No. 123, and “Accounting for Stock-Based Compensation”. This statement amends Statement No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 amends APB Opinion No. 28 “Interim Financial Reporting” to require disclosure about those effects in interim financial information. The Company adopts the disclosure provisions and the amendment to APB No. 28 effective for interim periods beginning after December 15, 2002.

Had compensation expense for the Company’s stock-based compensation plans been determined under FAS No. 123, based on the fair market value at the grant dates, the Company’s pro forma net loss and pro forma net loss per share would have been reflected as follows at December 31:

	Year Ended December 31
	2005	2004
Net income (loss)
As reported	$(9,163,453)	$3,018,672
Stock-based employee compensation cost, net of tax	(301,600)	(267,300)
Pro-forma	$(9,465,053)	$2,751,372

Loss per share
As reported	$(0.52)	$0.20
Pro-forma	$(0.54)	$0.19

The fair values of the options granted in 2005 were from $0.13 to $0.14 each, which were estimated on the date of grant using the Black-Scholes option pricing model with weighted average assumptions for grants as follows:

	2005	2004

Risk free interest rate	2.78%	3.65%
Expected life of options in years	1 year	1 to 3 years
Expected volatility	132%	184%
Dividend per share	$0.00	$0.00

Asset Retirement Obligations - Statement of Financial Accounting Standards No. 143 (FAS-143), Accounting for Asset Retirement Obligations, addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and related asset retirement costs. It requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is recorded, the entity capitalizes the costs of the liability by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

FAS-143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and normal operation of a long-lived asset, except for certain obligations of leases.

F 18

Index

Accounting for convertible securities with beneficial conversion features - According to Emerging Issue Task Force (“EITF”) Issue 98-5, the beneficial conversion features embedded in convertible securities should be valued at the issue date. Embedded beneficial conversion features should be recognized and measured as follows: (a) Allocate a portion of the proceeds equal to the intrinsic value of the embedded beneficial conversion feature to additional paid-in-capital. The intrinsic value is calculated as the difference between the conversion price and the fair value of the common stock or other securities into which the security can be converted at the date when the investors have committed to purchase the convertible securities based on the terms specified, multiplied by the number of shares into which the security can be converted. (b) If the intrinsic value of the beneficial conversion feature is greater than the proceeds from the sale of the convertible instrument, the discount assigned to the beneficial conversion feature should not exceed the amount of the proceeds allocated to the convertible instruments. A discount, if any, is amortized beginning on the security’s issuance date to the earliest conversion date.

Pursuant to paragraph 12 of SFAS 133, the convertible debenture contains a conversion option, an anti-dilution provision and a redemption provision that may be considered as embedded derivative instruments as they may affect some of the cash flows required by the contract in a manner similar to a derivative instrument.

The host contract itself does not embody a claim to the residual interest in the Company and, thus, the economic characteristics and risks of the host contract should be considered that of a debt instrument (paragraph 60 of SFAS 133) and classified under liability section of the balance sheet (paragraph 16 of SFAS 133).

The conversion option of the debenture allows the holder to convert the debt into equity shares at any time within a specified period at a specified conversion price. The conversion option is equivalent to a call option granted by the Company to the debenture holders to purchase the shares of the Company at a specified price within a specified time. The conversion option should not be separated from the host contract according to paragraph 61(k) of SFAS 133 as a separate option with the same terms would not be considered to be a derivative for the issuer. Embedded beneficial conversion features should be recognized and measured according to EITF 98-5.

Section 8 (“Adjustments to Conversion Price”) of the convertible debenture agreement is an anti-dilution provision that may result in the conversion ratio not being fixed. However, section 8 of the convertible debenture agreement is purely for the purpose of protecting the interest of the debenture holders against potential actions taken by Company resulting in the dilution of their equity interest in the Company when they convert their debentures into equity shares within the specified period of time. The anti-dilution provision is in the nature of an embedded derivative indexed to the Company’s own stock and would be classified in the shareholders’ equity if it was a freestanding derivative, this provision is not considered a derivative for the purpose of SFAS 133 (paragraph 3 of EITF 05-2).

The redemption provision allows the Company to redeem the debentures at 125% of the principal amount plus accrued interest after six months of the effective date of the registration statement. The redemption option can be viewed as a call option available to the Company. Through the four steps analysis outlined in DIG B-16, the redemption provision of the debenture is considered to be clearly and closely related to the economic characteristics and risks of the debt host contract as the amount to be paid upon settlement is not based on changes in an index or the repayment of the contractual amount is not contingently exercisable (paragraph 61(d) of SFAS 133). The redemption provision thus should not be separated from the host contract for separate consideration.

The warrants are detached from the convertible debenture with no put option feature. There is no liquidated damage or cash penalty payable to the warrant holder if the Company cannot register the shares underlying the warrants. If an effective registration statement is not available for the resale of warrant shares, the warrant holders can still exercise the warrants to get the unregistered shares at a lower exercise price calculated. As the registration of the shares underlying the warrants is out of the control of the Company, the warrant contracts should be classified as a permanent equity instrument according to paragraph 14 of EITF 00-19.The provision should not be regarded as a derivative instrument as it is in the nature of indexed to the Company’s own stock and classified under the shareholders’ equity on the balance sheet (paragraph 11 of SFAS 133). (See Note 9-Common Stock, Stock Options and Warrants)

F 19

Index
Comprehensive income - The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company includes items of other comprehensive loss by their nature, such as foreign currency translation adjustments, in a financial statement and displays the accumulated balance of other comprehensive loss separately from accumulated deficit in the equity section of the balance sheet. The Company discloses total comprehensive loss, its components and accumulated balances on its statement of stockholders’ equity.

Capital structure - The Company discloses its capital structure in accordance with SFAS No. 129, “Disclosure of Information about Capital Structure,” which established standards for disclosing information about an entity’s capital structure.

Related party transactions - A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by, or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. (See Note 12)

Reclassification of Prior Period - Certain prior period amounts have been reclassified in order to conform to the current year presentation. These changes had no effect on previously reported results of operations or total stockholders’ equity.

Recent Accounting Pronouncements - The Financial Accounting Standards issued the following pronouncements during 2004, none of which is expected to have a significant effect on the financial statements:

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. SFAS No. 154 replaces APB Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS No. 154 will not have any impact on the Company’s consolidated financial statements.

NOTE 2 - SUBSIDIARIES

The Company’s wholly owned subsidiaries are as follows:

(1)
Infornet Investment Limited (a Hong Kong corporation) (“Infornet HK”) is a telecommunication and management network company providing financial resources and expertise in telecommunication projects. This subsidiary was originally incorporated as Micro Express Limited and was acquired at no cost. The name was changed to Infornet Investment Limited on July 18, 1997.

(2)
Infornet Investment Corp., (a Canadian corporation) (“Infornet Canada”) is engaged in a similar line of business as that of the Company. The Company issued 5,000,000 shares of common stock to acquire this subsidiary for a total value of $65, the latter representing organizational costs and filing fees.

(3)	Xinbiz (HK) Limited (a Hong Kong corporation) (“Xinbiz Ltd.”) and Xinbiz Corp. (a British Virgin Islands corporation) (“Xinbiz Corp.”). Both subsidiaries were inactive during 2005 and 2004.

(4)	Windsor Education Academy Inc., (a Canadian Corporation) (“Windsor”) is engaged in providing English as a secondary language (“ESL”) training program to foreign students.

F 20

Index

NOTE 3 - ACQUISITION OF QUICKNET

On June 23, 2004, the Company completed the acquisition of 49% equity interest from the shareholders of Beijing Quicknet Technology Development Corp. ("Quicknet"), located in Beijing, China by signing a Purchase Agreement (the “Quicknet Purchase Agreement”). Quicknet is engaged in the use of software for mobile/wireless communication and for Short Message Services ("SMS"). The Company acquired the 49% equity interest from Quicknet shareholders in exchange for the Company’s issuance of 6,120,000 shares of common stock of the Company (2,040,000 post-reverse split shares at a market price of $0.27 per share for a total of $550,800). In June 2004, the Company signed a Purchase Agreement (the “Chinaco Purchase Agreement”) with Beijing Shi Ji Rong Chuang Service & Technology Co., Ltd., a local China company (“Chinaco”), which owned 2% of the equity interest of Quicknet whereby the Company purchased a 1% interest from each of the two unaffiliated shareholders of Quicknet, namely, Mr. Bo Yu and Mr. Fang Hu. Under the Chinaco Purchase Agreement, the Company was granted the right to purchase 100% of the equity of Chinaco for a nominal consideration when Chinese law permits such sale. Chinaco is owned by two senior officers of the Company who have Chinese citizenship. Due to current government restrictions on foreign ownership of telecommunication companies in China, the Company was not permitted to acquire the additional 2% of the equity interest of Quicknet that is still held by Chinaco. Therefore, Chinaco has granted an unconditional, irrevocable proxy, without time limit, to the Company. Through the above-described proxy, the Company can appoint all directors and officers of Quicknet and therefore directly and indirectly controls 51% of the equity interest of Quicknet through direct ownership of 49% equity interest and indirect ownership of the remaining 2% equity interest through the contract arrangements with Chinaco.

Under the Quicknet Purchase Agreement, the Company also had an option to acquire the remaining 49% equity interest in Quicknet from the Quicknet Shareholders within the first year for $4,000,000. The Company had an option to acquire this remaining 49% equity interest in Quicknet within the second year for $5,000,000. As a general rule, the Company could pay these amounts by 50% in shares of the common stock of the Company and 50% in cash. The final percentage of shares versus cash could be negotiated between both parties.

Quicknet’s financial information is incorporated into the consolidation of the Company effective June 30, 2004, as the transactions that occurred between the period from June 23, 2004 to June 30, 2004 were immaterial.

The value assigned to assets and liabilities acquired can be summarized as follows:

Cash and short term investments	$ 1,477,355
Accounts receivables	90,560
Prepaid expenses	10,998
Fixed assets, net	14,930
Goodwill	846,782
Accounts payables and accrued liabilities	(275,130)
Unearned revenue	(1,614,695)
Fair value of consideration issued - 2,040,000 common shares @ $0.27 per share	$ 550,800

F 21

Index

The following pro forma information is based on the assumption that the acquisition took place as of beginning of the period (January 1, 2004), with comparative information for the immediately preceding period as though the acquisition had been completed at the beginning of that period:

	2004	2003

Net sales	$3,191,010	$502,035

Net income (loss)	$3,258,277	$(594,293)

Basic and diluted earnings (loss) per share	$0.22	$(0.04)

The Company exercised its right to purchase the remaining 49% interest in September, 2005 (the “Option Exercise”), by having Chinaco purchase a 24.5% interest from each of the two unaffiliated shareholders of Quicknet, Mr. Bo Yu and Mr. Fang Hu.

On September 30, 2005, the Company acquired the remaining 49% of ownership of Quicknet through exercising its option under the original acquisition agreement. The Company paid the acquisition price of $4,000,000 by December 31, 2005, as required by the agreement.

The value assigned to assets and liabilities acquired is summarized as follows:

Cash and short term investments	$1,356,834
Accounts receivable	1,626
Goodwill	3,973,646
Accounts payables and accrued liabilities	(134,452)
Unearned revenue	(1,197,654)
Cash paid	$4,000,000

As previously mentioned, pursuant to the Chinaco Purchase Agreement, the Company was granted the right to acquire 100% of the equity of Chinaco, if and when Chinese law permits. The Company directly owns 49% of Quicknet and through Chinaco, indirectly controls a 51% equity interest, and therefore controls 100% of Quicknet.

Until such time, if ever, that Chinese law permits the transfer of a direct controlling interest in Quicknet, the Company will maintain control of Quicknet under its Quicknet Purchase Agreement, Chinaco Purchase Agreement, and August 2005 Option Exercise. However, the Company will be unable to directly own the remaining 51% interest held by Chinaco.

NOTE 4 - PROPERTY AND EQUIPMENT

	December 31,
	2005	2004

Equipment	$26,986	$24,832
Library	9,554	9,554
Furniture	10,189	9,975
Total	46,729	44,361
Less : Accumulated depreciation	(40,481)	(37,812)
Net	$6,248	$6,549

Depreciation charged to continuing operations amounted to $2,705 for 2005 and $2,071 for 2004. Depreciation included in discontinued operations amounted to $nil for 2005 and $397 for 2004.

F 22

Index

NOTE 5 - CONVERTIBLE DEBENTURES

On August 15, 2005, the Company completed an offering of 134 units ("Units") for $3,350,000. Each Unit was sold for $25,000, consisting of $25,000 principal amount of senior convertible debentures (the "Debentures"), and one new Series “A” Warrant and one new Series “B” Warrants. The Debentures are initially convertible at $0.35 per share for 71,429 shares of common stock of the Company; maturing on August 15, 2006 and accruing interest at a rate of not less than 6% per annum equal to the sum of 2% per annum plus the one-month London Inter-Bank Offer Rate (“LIBOR”). The Debentures are subject to redemption at 125% of the principal amount plus accrued interest commencing six months after the effective date (the "Effective Date") of the registration statement. The registration statement has not been approved by the regulatory authority.

Each Unit also includes: (i) new Series “A” Warrants exercisable at $0.44 per share to purchase 71,429 shares of Common Stock of the Company for two years from the Effective Date, but no later than February 15, 2008; and (ii) new Series “B” Warrants exercisable at $0.52 per share to purchase 71,429 shares of Common Stock for three years from the Effective Date, but no later than February 15, 2009. The new Series “A” and new Series “B” Warrants are subject to redemption by the Company at $0.001 per Warrant at any time commencing six months and twelve months, respectively, from the Effective Date, provided the average closing bid price of the common stock of the Company equals or exceeds 175% of the respective exercise prices for 20 consecutive trading days.

The redemption provision allows the Company to redeem the debentures at 125% of the principal amount plus accrued interest after six months of the effective date of the registration statement. The redemption option can be viewed as a call option available to the Company. Through the four steps analysis outlined in DIG B-16, the redemption provision of the debenture is considered to be clearly and closely related to the economic characteristics and risks of the debt host contract as the amount to be paid upon settlement is not based on changes in an index or the repayment of the contractual amount is not contingently exercisable (paragraph 61(d) of SFAS 133). The redemption provision thus should not be separated from the host contract for separate consideration.

The Company incurred $335,000 as the 10% sales commission of the aggregate purchase price, $100,500 as the 3% expenses of the agent, $16,750 for the agent’s out-of-pocket expenses and $120,609 for legal fees for total costs of $572,859 that are charged to operations for the year ended December 31, 2005 in view of the short term of the debenture.

To December 31, 2005 interest has been paid of $51,087 and accrued of $26,800 for total interest charged to operations of $77,887. The accrued interest is included in accrued liabilities at December 31, 2005.

NOTE 6 - DISCONTINUED OPERATIONS

(a) DISCONTINUED OPERATIONS - INTERNET-RELATED SERVICES

On February 26, 2003, the Company entered into an agreement to sell the internet-related services provided in China to a subsidiary company of Sino-i.com Ltd., the latter a company listed on the Hong Kong Stock Exchange, for total consideration of RMB 20 million (approximately US$2,415,800). The transaction is subject to shareholders approval. Pursuant to Florida law, the Company was required to obtain shareholder approval for the sale of all or substantially all of the assets for a Florida corporation. However, if the assets do not represent all or substantially all of the business, the Board of directors can approve it without shareholder approval, which it did by written consent. Because there has been no operations or cash flows consolidated in the financial statements since 2001, the Company has eliminated this component from its ongoing operations and it does not have any significant continuing involvement in the operations of the component.

The gain on disposal of the internet-related business, together with the related assets and liabilities disposed of, is as follows:

Sales proceeds		$ 2,415,800
Less :	Current assets	(1,992,665)
	Fixed assets	(442,820)
	Current liabilities	3,338,783
Loss on disposal of Dawa		$ 3,319,098

(b) DISPOSAL OF DAWA BUSINESS GROUP INC. (“DAWA”)

On June 30, 2004, the Company entered into a Share Exchange Agreement (the "2004 Share Exchange Agreement") with Windsor Education Academy Inc. ("Windsor"), Dawa Business Group Inc. ("Dawa") and 1041571 B.C. Ltd. ("1041571") whereby the Company exchanged 102 shares, or 51%, of the issued and outstanding common stock of Dawa to 1041571 in consideration for 98 shares, or 49%, of the issued and outstanding common stock of Windsor.

The Company first acquired the 102 shares of common stock of Dawa pursuant to a prior Share Exchange Agreement, dated July 3, 2003, (the "2003 Share Exchange Agreement") between the Company, Windsor, Dawa and 1041571 whereby the Company exchanged 98 shares, or 49%, of the issued and outstanding common stock of Windsor to 1041571 in consideration for 102 shares, or 51%, of the issued and outstanding common stock of Dawa. Prior to the 2003 Share Exchange Agreement, Windsor was a wholly owned subsidiary of the Company.

At the close of the 2004 Share Exchange Agreement, the Company became the beneficial owner of all of the issued and outstanding stock of Windsor and the Company ceased to own any of the common stock of Dawa. The 2004 Share Exchange Agreement did not involve any cash consideration.

The loss on disposal of Dawa during the year ended December 31, 2004, together with the related assets and liabilities disposed of, is as follows:

Sales proceeds		$ 26,862
Less :	Current assets	(61,987)
	Fixed assets	(1,617)
	Goodwill	(60,312)
	Other assets	(145)
	Current liabilities	55,907
Loss on disposal of Dawa		$ (41,292)

F 23

Index

NOTE 7 - INCOME TAXES

According to “PRC Joint Venture Enterprises Income Tax Act” which adopted on Sept. 10, 1980 and amended on Sept. 2, 1983:

(1)	Joint Venture needs to pay Income Tax if they operate and generate income from PRC;

(2)	Tax is based on the total revenue after deducting cost of revenue, expenses and losses;

(3)	Joint Venture Enterprises has an income tax rate of 30% from central government, and a 3% income rate from local government, therefore the total income tax rate is 33%;

(4)	The Income Loss can be deducted from future years’ taxable income, but no more than 5 years;

(5)	Tax is calculated on a yearly basis.

Quicknet is subject to 33% income tax rate. There is no Value-added tax for Quicknet. According to “PRC Value Added Tax Temporary Regulation” which adopted on Jan. 1, 1994, VAT is only for enterprises that distribute commodities, process commodities, repair commodities and import commodities. Quicknet provides services; therefore, there is no VAT.

There are no current or deferred tax expenses for the years ended December 31, 2005 and 2004, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

	2005	2004

Deferred tax assets	$1,081,616	$512,349
Valuation allowance	$(1,081,616)	$(512,349)
Net deferred tax assets	$-	$-

The net change in the valuation allowance is principally the result of net operating loss carryforwards. The Company has available net operating loss carryforwards of approximately $3,277,623 for tax purposes to offset future taxable income, which expire through 2025. All of the net operating loss carryforwards were generated by the parent company. The Company does not file a consolidated tax return because all of its subsidiaries are foreign corporations. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the years ended December 31, 2005 and 2004 is as follows:

	2005	2004

Statutory federal income tax rate	33.0%	33.0%
Valuation allowance	-33.0%	-33.0%
Effective income tax rate	0.0%	0.0%

NOTE 8 - SEGMENTS AND GEOGRAPHIC DATA

The Company’s reportable segments are geographic areas and two operating segments, the latter comprised of mobile / wireless communication and ESL education. Summarized financial information concerning the Company’s reportable segments is shown in the following table. The “Other” column includes corporate related items, and, as it relates to segment profit (loss), income and expense not allocated to reportable segments.

A. By geographic areas	China	Canada	Other	Total

For the Year Ended December 31, 2005

Revenue from continuing operations	$4,703,348	$199,280	$-	$4,902,628
Operating profit (loss)	257,915	(64,024)	(8,263,719)	(8,069,828)
Total assets	8,152,122	147,803	2,922,438	11,222,363
Depreciation	-	2,697	8	2,705
Interest income	20,193	105	64,634	84,932
Income from discontinued operations	-	-	-	-
Investment in equity method investee	-	-	1	1

For the Year Ended December 31, 2004

Revenue from continuing operations	$1,871,960	$298,806	$-	$2,170,766
Operating profit (loss)	55,906	(22,060)	(276,062)	(242,216)
Total assets	6,362,416	75,925	8,689	6,447,030
Depreciation	-	1,906	165	2,071
Interest income	82,588	14	-	82,602
Gain from discontinued operations - net	3,277,444	-	-	3,277,444
Equity loss in undistributed earnings of investee company	-	-	(81,273)	(81,273)
Investment in equity method investee	-	-	1	1

F 24

Index

B. By operating segments	Mobile/Wireless communications	ESL education	Other	Total

For the Year Ended December 31, 2005
Revenue from external customers	$4,703,348	$199,280	$-	$4,902,628
Intersegment revenue	-	-	-	-
Interest revenue	20,193	105	64,634	84,932
Interest expense	-	-	77,887	77,887
Depreciation	-	2,218	487	2,705
Segment operation profit (loss)	257,915	25,729	(8,353,472)	(8,069,828)
Segment assets	8,152,122	82,490	2,987,751	11,222,363

For the Year Ended December 31, 2004
Revenue from external customers	$1,871,960	$298,806	$-	$2,170,766
Intersegment revenue	-	-	-	-
Interest revenue	82,588	14	-	82,602
Interest expense	-	-	69	69
Depreciation	-	1,710	361	2,071
Segment operation profit (loss)	57,964	(11,230)	(288,950)	(242,216)
Segment assets	6,351,943	73,823	21,264	6,447,030

NOTE 9 - COMMON STOCK, STOCK OPTIONS AND WARRANTS

Common Stock

On June 24, 2004, the Company carried out a 3-for-1 reverse stock-split. Figures of prior periods have been retroactively restated to reflect the effect of the reverse stock-split.

During the year ended December 31, 2005, the Company issued 600,000 shares of its common stock at a fair value of $351,300 to a company for one-year investor relations services until March 2006. As of December 31, 2005, $116,667 was recorded as prepaid expenses and $234,633 was recorded as investor relations expense.

During the year ended December 31, 2005, the Company increased its authorized share capital from 50,000,000 to 500,000,000 shares of common stock with a par value of $0.001 per share.

F 25

Index

Conversion Feature of the convertible debenture

According to EITF 98-5, the intrinsic value of the conversion feature of the convertible debenture is $1,052,863. The whole amount has been recorded as interest expenses in the statement of operations as the debentures are convertible at any time during the specified periods and is reflected in an increase in additional paid-in-capital.

Stock Options

The 2,136,000 stock options granted on November 12, 1999 at an exercise price of $3.90 each and the 1,155,000 stock options granted on July 23, 2004 at an exercise price of $0.30 each were only approved by the Board of Directors as the Company did not have an option plan at that time.

The Company filed a Form S-8 for its “2005 Stock Option Plan” with Security Exchange Commission (“SEC”) on May 5, 2005 for up to 3,500,000 Stock Options.  “2005 Stock Option Plan” has been approved by a majority vote of the shareholders at the Annual General Meeting held on July 28, 2005. The Company has granted 3,090,000 stock options to employees and consultants under "2005 Stock Option Plan" in 2005 and all options have been exercised as of December 31, 2005.

The Company filed another S-8 for its “2006 Stock Option Plan” with SEC on Nov.3, 2005 for up to 4,000,000 Stock Options. “2006 Stock Option Plan” is a Non-qualified Stock Option Plan meaning it hasn’t been approved by the majority of the shareholders of the Company. There is no option been granted under "2006 Stock Option Plan" as of December 31, 2005.

On February 24, 2005, 495,000 stock options at $0.30 each were exercised.

On September 1, 2005, the Company granted 3,090,000 stock options to consultants and employees with an exercise price of $0.35 each and $0.40 each for 2,590,000 and 500,000 stock options, respectively, expiring on September 1, 2015. These stock options were all exercised on the date of grant.

Options outstanding at December 31, 2005 were 660,000 with option price of $0.30 each. No options were canceled or forfeited during the year ended December 31, 2005. The weighted average remaining contractual life is 1.56 years.

The continuity of stock options can be summarized as follows:

	Shares under option	Weighted average per share exercise price

Balance, December 31, 2003	2,136,000	$3.90
Granted	1,155,000	0.30
Expired	(2,136,000)	3.90
Balance, December 31, 2004	1,155,000	0.30
Granted	3,090,000	0.32
Exercised	(3,585,000)	0.31
Balance, December 31, 2005	660,000	0.30

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Index

Warrants

5,884,990 Series “A” Warrants at an exercise price of $0.50 each expired on March 31, 2005.

On August 15, 2005, the Company issued 134 new Series “A” Warrants. Each new Series “A” Warrant entitles the holder to purchase 71,429 shares of common stock of the Company at $0.44 per share for two years from the Effective Date, but no later than February 15, 2008. The Company also issued 134 new Series “B” Warrants. Each new Series “B” Warrant entitles the holder to purchase 71,429 shares of common stock of the Company at $0.52 per share for three years from the Effective Date, but no later than February 15, 2009. The new Series “A” and “B” Warrants are subject to redemption by the Company at $0.001 per Warrant at any time commencing six months and twelve months, respectively, from the Effective Date, provided that the average closing bid price of the common stock of the Company equals or exceeds 175% of the respective exercise prices for 20 consecutive trading days.

The fair value of the new Series “A” warrants issued was estimated at $24,286 each by using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, expected volatility of 141%, risk-free interest rates of 3.14%, and expected lives of two years.

The fair value of the new Series “B” warrants issued was estimated at $27,143 each by using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, expected volatility of 158%, risk-free interest rates of 3.26%, and expected lives of three years.

As of December 31, 2005, 10 Series “B” warrants were outstanding which entitle the holders to purchase a common share of the Company at $2.25 each on or before March 31, 2006. 134 new Series “A” warrants were outstanding which entitle the holders to purchase 71,429 common shares of the Company at $0.44 each within two years from the Effective Date but no later than February 15, 2008. 134 new Series “B” warrants were outstanding which entitle the holders to purchase 71,429 common shares of the Company at $0.52 each within three years from the Effective Date but no later than February 15, 2009.

The new Series “A” and “B” warrants issued through the Units sold are considered as equity instruments. These warrants are separated from the convertible debentures and are not affected by any of the redemption or early settlement feature of the convertible debentures. The exercisability of the warrants is not contingently depending on the terms of the convertible debentures. The warrants can be exercised within their own specified periods at specified prices. If the related shares cannot be registered, the Company is only obligated to issue unregistered shares to the warrants holders when the warrants are exercised without any penalty. There is no penalty payable in cash by the Company for these new Series “A” and “B” warrants if the Company fails to register the shares. The Company also has enough authorized share capital to cover all the potential shares to be issued.

The fair value of the warrants are $24,286 ($0.34 * 71,429) and $27,143 ($0.38 * 71,429) each, respectively, as determined by using the Black-Scholes Model. The total fair value of the warrants $6,891,486 ($24,286 * 134 + $27,143 * 134) has been recorded as an expense in the statement of operation and a separate line in the equity section of the balance sheet as the amount involved is regarded as a cost of issuance of the convertible debenture. Revaluation has to be done on a periodic basis to update the fair value of the warrants. The periodic difference will be charged to the statement of operation as expenses or expenses recovery and adjustment to the fair value of the warrants in the equity section of the balance sheet.

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Index

NOTE 10 - LEASE COMMITMENTS

Operating leases - The Company leases office space under various operating leases expiring through June, 2007. Total rent expense charged to operations during 2005 and 2004 was $292,340 and $155,734, respectively. Future minimum rental commitments are (approximately) $236,513 as follows:

Year Ending
December 31, 2006	$178,670
December 31, 2007	57,843
$236,513

NOTE 11 - RELATED PARTY TRANSACTIONS

Options - The Company’s five directors were granted 1,155,000 options to purchase shares at $0.30. 660,000 of the options are outstanding at December 31, 2005.

Wages and benefits - The Company paid $30,866 as wages and benefits to a director and an officer of the Company during the year ended December 31, 2005.

Advances - As of December 31, 2005, the Company advanced $8,485 to a director for expenses to be incurred on behalf of the Company and also advanced $21,443 to a company with a director in common. The advances are non-interest bearing and are repayable within twelve months of December 31, 2005.

NOTE 12 - SUBSEQUENT EVENTS

(a) Litigation
On January 18, 2006, the Company received a letter (the "Default Letter") from the attorney for the Holder of $500,000 principal amount of the Company's Senior Convertible Debenture (the "Debenture") stating that the Company was in default of the Transaction Agreements issued in connection with the Debenture by virtue of the Company's issuance of registered shares of stock to employees and consultants under a Form S-8 Registration Statement and the filing of the Form S-8 prior to the effectiveness of the Registration Statement required under the Registration Rights Agreement (one of the Transaction Agreements).

The Default Letter was withdrawn while the parties tried unsuccessfully through February 2, 2006 to resolve the dispute. The Company denies that it is in default of the Transaction Agreements and will vigorously defend any action which might be brought against it in this matter.

Since no settlement was reached by January 31, 2006, the Default Letter is in effect retroactive to when it was received. The Holder declared the entire balance of the Debenture immediately due and payable. Accordingly, as of January 17, 2006, the aggregate amount of principal and interest claimed to be owed by the Company was $629,868, with interest claimed to accrue at the rate of 12% per annum, pursuant to Section 1(e) of the Debenture. The Company has recorded $33,500 as expense for estimated liquidated damages in the statement of operations for the year ended December 31, 2005.

(b) 2006 Non-Qualified Stock Compensation Plan
The Company filed S-8 for its 2006 non-qualified Stock Option Plan” with SEC on November 3, 2005. The total number of shares of the Company available for grants of stock options and common stock under the Plan shall be 4,000,000 common shares. Stock options may be granted to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company. All stock options granted hereunder must be granted within ten years from the earlier of the date of this Plan is adopted or approved by the Company’s shareholders. No stock option granted to any employee or 10% shareholder shall be exercisable after the expiration of ten years from the date such NQSQ is granted. The Committee, in its discretion, may provide that an Option shall be exercisable during such ten-year period or during any lesser period of time. At the discretion of the Committee, through the delivery of fully paid and non-assessable common shares, with an aggregate fair market value on the date the NQSO is exercised equal to the option price, provided such tendered shares have been owned by the Optionee for at least one year prior to such exercise.

F 28

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INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the Registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

Article V of the Registrant's Amended Articles of Incorporation provides that: the directors shall be protected from personal liability to the fullest extent permitted by law.

Article VII of the Registrant’s by-laws provides that:

Section 1. Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3. Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

Florida General Corporation Law, Section 607.0850 provides that:

(1)  A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2)  A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3)  To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Index

(4)  Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a)  By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b)  If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c)  By independent legal counsel:

1.  Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2.  If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d)  By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5)  Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6)  Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Other Expenses of Issuance and Distribution.

SEC registration fee	$ 2,646.64
NASD registration fee	$ 2,760.00
Printing expenses	$ 5,000.00
Legal fees	$30,000.00
Accounting fees	$ 5,000.00
Miscellaneous	$ 4,593.36
Total	$50,000.00

* Estimated

Recent Sales of Unregistered Securities.

Except as described herein, there were no other sales of unregistered securities during the last three years.

On September 2, 2005, the Company issued 3,090,000 shares of the Company’s common stock, $0.001 par value per share, (the “Shares”), to nine employees, including Yanli Jia, Aixiang Li, Jing Li, Xiao Liu, Yim Sheung Wai, Kun Wang, Kun Wei, Sheung Wai Yim, Fan Zhang, and Yongfu Zhu, upon exercise of the options granted pursuant to the 2005 Stock Option Plan. These Shares were subsequently registered on a Form S-8 Registration Statement filed by the Company on October 12, 2005.

As of August 15, 2005, we sold 134 Units convertible into an aggregate of 28,714,458 shares of the Company’s Common Stock, par value $0.001 (the “Shares”) and raised $3,350,000 in a private placement of our securities on a “best efforts - all or none basis.” We received net proceeds of approximately $2,866,000, after deducting fees payable to the placement agent and expenses of the Offering. These fees included a 10% sales commission equal to $335,000, a 3% non-accountable expense allowance of $100,500 (less $25,000 that was already paid as a non-refundable advance), as well as other transaction and legal expenses. The Shares were purchased solely by accredited institutional and individual investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Index

Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit

Number	Description
3.1	Amendment to Articles of Incorporation, as amended(1)
3.2	Amended By-Laws(2)
4.1	Form of Debenture(3)
4.2	Form of Class A Warrant(3)
4.3	Form of Class B Warrant(3)
4.4	2005 Stock Option Plan (4)
4.5	Form of Stock Option Agreement (4)
*5.1	Opinion of Phillips Nizer LLP
5.2	Opinion of Stone, Rosenblatt & CHA (4)
10.1	Debenture Purchase and Warrant Agreement(3)
10.2	Business Plan(5)
10.3	Share Exchange Agreement(6)
10.4	Assets Transfer Agreement(7)
10.5	Option Written Notice(8)
10.6	Legal Letter(8)
10.7	Share Purchase Agreement, as amended(8)
10.8	Placement Agency Agreement, dated as of June 30, 2005, by and between China Mobility Solutions, Inc. and Meyers Associates, L.P. (10)
10.9	Waiver/Settlement Agreement, dated as of May 4, 2006, by and between Southridge Partners, LP and China Mobility Solutions, Inc. (11)
14.1	Code of Ethics (9)
21.1	Subsidiaries(9)
*23.1	Consent of Phillips Nizer LLP (included in Exhibit 5.1)
*23.2	Consent of Moen & Company.

* filed with this amendment to this Registration Statement

(1)	Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed August 26, 2005, file #000-26559.
(2)	Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed August 13, 2001, file #000-26559.
(3)	Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on August 18, 2005, file #000-26559.
(4)	Incorporated herein by reference from Exhibit to Registration Statement on Form S-8 filed on May 5, 2005, file #000-26559.
(5)	Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on June 30, 2005, file #000-26559.
(6)	Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on October 4, 2001, file #000-26559.
(7)	Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on July 12, 2001, file #000-26559.
(8)	Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on August 5, 2005, file #000-26559.
(9)	Incorporated herein by reference from Exhibit to Annual Report on Form 10-KSB filed on April 18, 2006, file #000-26559.
(10)	Filed with Amendment No. 2 to the Registration Statement on May 8, 2006.
(11)	Incorporated herein by reference from Exhibit to current report on Form 8-K filed on May 9, 2006.

Index

Undertakings.

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B:

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such document immediately prior to such effective date; or

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

(7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, in Vancouver, British Columbia, Canada on June 21, 2006.

CHINA MOBILITY SOLUTIONS, INC.
By:	/s/ Xiao-qing Du
Xiao-qing Du, Chief Executive Officer

In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Xiao-qing Du
Xiao-qing Du	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Principal Accounting Officer)	June 21, 2006

/s/ Ernest Cheung		June 21, 2006
Ernest Cheung	Secretary, Director (Principal Financial Officer)

/s/ Greg Ye
Greg Ye	Director	June 21, 2006

/s/ Bryan D. Ellis
Bryan D. Ellis	Director	June 21, 2006

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Exhibit Index
Exhibit Number	Description
5.1	Opinion of Phillips Nizer LLP
23.2	Consent of Phillips Nizer LLP (included in Exhibit 5.1)
23.3	Consent of Moen & Company.